EXHIBIT 10.43

                             Lease Agreement between
                        CNL Hospitality Partners, LP and
                                CCCL LEASING LLC
                 relating to the TownePlace Suites - Mt. Laurel

                                                                      TownePlace

                                                          Mt. Laurel, New Jersey











                                 LEASE AGREEMENT


                           DATED AS OF AUGUST 18, 2000


                                 BY AND BETWEEN



                          CNL HOSPITALITY PARTNERS, LP


                                  AS LANDLORD,


                                       AND


                                CCCL LEASING LLC


                                    AS TENANT

                                TABLE OF CONTENTS

ARTICLE 1.........................................................................................................1

ARTICLE 2........................................................................................................15

2.1     Leased Property..........................................................................................15

2.2     Condition of Leased Property.............................................................................16

2.3     Fixed Term...............................................................................................16

2.4     Extended Term............................................................................................16

ARTICLE 3........................................................................................................17

3.1     Rent.....................................................................................................18

3.2     Late Payment of Rent, Etc ...............................................................................23

3.3     Net Lease................................................................................................23

3.4     Security for Tenant's Performance........................................................................24

3.5     Liquidity Facility.......................................................................................25

ARTICLE 4........................................................................................................26

4.1     Permitted Use............................................................................................26

4.2     Compliance with Legal/Insurance Requirements, Etc........................................................27

4.3     Environmental Matters Remediation, Indemnification, Etc..................................................27

ARTICLE 5........................................................................................................28

5.1     Maintenance and Repair;..................................................................................29

5.2     Tenant's Personal Property...............................................................................33

5.3     Yield Up.................................................................................................33

5.4     Management Agreement.....................................................................................34

ARTICLE 6........................................................................................................34

6.1     Improvements to the Leased Property......................................................................34

6.2     Salvage..................................................................................................35

6.3     Equipment Leases.........................................................................................35

ARTICLE 7........................................................................................................35

ARTICLE 8........................................................................................................35

ARTICLE 9........................................................................................................36

9.1     General Insurance Requirements...........................................................................36

9.2     Waiver of Subrogation....................................................................................38

9.3     General Provisions.......................................................................................38

9.4     Blanket Policy...........................................................................................39

9.5     Indemnification of Landlord..............................................................................39

ARTICLE 10.......................................................................................................39

10.1     Insurance Proceeds......................................................................................39

10.2     Damage or Destruction of Leased Property................................................................40

10.3     Damage Near End of Term.................................................................................41

10.4     Tenant's Property.......................................................................................42

10.5     Restoration of Tenant's Property........................................................................42

10.6     No Abatement of Rent....................................................................................42

10.7     Waiver..................................................................................................43

ARTICLE 11.......................................................................................................43

11.1     Total Condemnation, Etc.................................................................................43

11.2     Partial Condemnation....................................................................................43

11.3     Disbursement of Award...................................................................................43

11.4     Abatement of Rent.......................................................................................44

11.5     Temporary Condemnation..................................................................................44

11.6     Allocation of Award.....................................................................................44

ARTICLE 12.......................................................................................................44

12.1     Events of Default.......................................................................................45

12.2     Remedies................................................................................................46

12.3     Waiver of Jury Trial....................................................................................48

12.4     Application of Funds....................................................................................48

12.5     Landlord's Right to Cure Tenant's Default...............................................................48

12.6     Security Deposit........................................................................................48

12.7     Good Faith Dispute......................................................................................49

ARTICLE 13.......................................................................................................49

ARTICLE 14.......................................................................................................49

14.1     Landlord Notice Obligation..............................................................................49

14.2     Landlord's Default......................................................................................49

14.3     Special Remedies for Certain Landlord Funding Default...................................................50

14.4     Special Remedy under Section 10.1 and 11.3..............................................................51

ARTICLE 15.......................................................................................................51

15.1     Transfer of Leased Property.............................................................................51

15.2     Conditions of Transfer..................................................................................52

15.3     Transfer of Interest in Landlord........................................................................53

ARTICLE 16.......................................................................................................53

16.1     Subletting and Assignment...............................................................................54

16.2     Required Sublease Provisions............................................................................56

16.3     Permitted Sublease and Assignment.......................................................................56

16.4     Sublease Limitation.....................................................................................57

16.5     Leasehold Mortgage to Marriott..........................................................................57

ARTICLE 17.......................................................................................................59

17.1     Estoppel Certificates...................................................................................59

17.2     Financial Statements....................................................................................60

17.3     General Operations......................................................................................60

ARTICLE 18.......................................................................................................61

ARTICLE 19.......................................................................................................61

19.1     Negotiation.............................................................................................61

19.2     Arbitration.............................................................................................61

ARTICLE 20.......................................................................................................62

20.1     Landlord May Grant Liens................................................................................62

20.2     Subordination of Lease..................................................................................64

20.3     Notices.................................................................................................65

ARTICLE 21.......................................................................................................65

21.1     Conduct of Business.....................................................................................65

21.2     Maintenance of Accounts and Records.....................................................................65

21.3     Certain Debt Prohibited.................................................................................65

21.4     Special Purpose Entity Requirements.....................................................................66

21.5     Distributions, Payments to Affiliated Persons, Etc......................................................67

21.6     Compliance with Franchise Agreement.....................................................................67

ARTICLE 22.......................................................................................................67

22.1     Limitation on Payment of Rent...........................................................................68

22.2     No Waiver...............................................................................................68

22.3     Remedies Cumulative.....................................................................................68

22.4     Severability............................................................................................68

22.5     Acceptance of Surrender.................................................................................68

22.6     No Merger of Title......................................................................................68

22.7     Conveyance by Landlord..................................................................................69

22.8     Quiet Enjoyment.........................................................................................69

22.9     Memorandum of Lease.....................................................................................69

22.10    Notices.................................................................................................69

22.11    Construction; Nonrecourse...............................................................................72

22.12    Counterparts; Headings..................................................................................72

22.13    Applicable Law, Etc.....................................................................................72

22.14    Right to Make Agreement.................................................................................73

22.15    Disclosure of Information...............................................................................73

22.16    Computer Software.......................................................................................74

22.17    Competing Facilities....................................................................................74


EXHIBITS


A -      Minimum Rent
B -      Other Leases
C -      The Land
D -      Property Expenses
E -      Proforma Revenue

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT is entered into as of this 18th day of August, 2000, by and between CNL HOSPITALITY PARTNERS, LP, a Delaware limited partnership, as landlord ("Landlord"), and CCCL LEASING LLC, a Delaware limited liability company, as tenant ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Purchase Agreement, Landlord has acquired fee simple title to the Leased Property (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in
Article 1) which is improved by a 95-room TownePlace hotel; and

         WHEREAS, pursuant to the Purchase Agreement, Landlord is to lease the Leased Property to Tenant and Tenant is to lease the Leased Property from Landlord, all subject to and upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Accounting Period" shall mean each four (4) week accounting period of Manager, except that an Accounting Period may, from time to time, include five
(5) weeks in order to conform Manager's accounting system to Manager's Fiscal Year. If Manager shall, for a bona fide business reason, change its Accounting Period during the Term, appropriate adjustments, if any, shall be made with respect to the timing of certain accounting and reporting requirements of this Agreement; provided, however, that, in no event shall any such change or adjustment alter the amount or frequency of payment of Minimum Rent within any Fiscal Year, or alter the frequency of payment of Percentage Rent to less than four (4) times within any Fiscal Year, or otherwise increase or reduce any monetary obligation under this Agreement.

         "Additional Charges" shall have the meaning given such term in Section 3.1.3.

         "Affiliated Person" shall mean, with respect to any Person, (a) in the case of any such Person which is a partnership, any partner in such partnership,
(b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (a), (b) and (c), and (e) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d); provided, however, that, notwithstanding the foregoing, in no event shall (x) Host Marriott
Corporation, Sodexho Marriott Services, Inc., Marriott or any of their Affiliated Persons, be deemed an Affiliated Person as to Tenant or (y) Host Marriott Corporation, Sodexho Marriott Services, Inc., Tenant or any of their Affiliated Persons, be deemed an Affiliated Person as to Manager.

         "Aggregate Minimum Rent Coverage" shall mean the quotient of (a) the total Cash Available For Lease Payments during any consecutive four (4) Fiscal Quarters (calculated on an aggregate basis for the Collective Leased Properties and all four (4) Fiscal Quarters), for the Collective Lease Properties in respect of which at least thirteen (13) full Accounting Periods have elapsed since the Transfer Date of the Lease for each of such Collective Leased Properties, divided by (b) the Total Minimum Rent payable under the Leases for such Collective Leased Properties during the same four (4) Fiscal Quarters.

         "Agreement" shall mean this Lease Agreement, including all Exhibits hereto, as it and they may be amended from time to time as herein provided.

         "Applicable Laws" shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health (except those requirements which, by definition, are solely the responsibility of employers) or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

         "Applicable Percentage" shall mean, with respect to any Accounting Period, or portion thereof, with respect to the period beginning on the Commencement Date and ending on the last day of the thirteenth (13th) full Accounting Period, four percent (4%), with respect to the fourteenth (14th) through twenty-sixth (26th) full Accounting Periods, five percent (5%) and, with respect to each Accounting Period thereafter, six percent (6%).

         "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of the Leased Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord or Tenant, in connection with obtaining any such award).

         "Base Hotel Sales" shall mean, when used with reference to any Lease Year, Total Hotel Sales for the Base Year and, when used with reference to the first, second or third Fiscal Quarters of any Fiscal Year, 3/13 of Total Hotel Sales for the Base Year and, when used with reference to the fourth Fiscal Quarter of any Fiscal Year, 4/13 of Total Hotel Sales for the Base Year; provided, however, that if the Base Year is delayed beyond the fourteenth (14th) through twenty-sixth (26th) Accounting Periods because of a Force Majeure Event, then, until the Base Year occurs, Base Hotel Sales shall be deemed to be $2,219,000, and when used with reference to the first, second or third Fiscal Quarters of any such Fiscal Year, 3/13 of said amount, and when used with reference to the fourth Fiscal Quarter of any such Fiscal Year, 4/13 of said amount.

         "Base  Year"  shall mean the  fourteenth  (14th)  through  twenty-sixth
(26th) full Accounting Periods following Property Opening, provided, however, if Property Opening does not occur on the first (1st) day of a Fiscal Quarter, then "Base Year" shall mean the thirteen (13) full Accounting Periods starting with the first day of the first full Fiscal Quarter commencing after the thirteenth
(13th) full Accounting Period following Property Opening; further provided, however, if there shall occur, prior to the expiration of the applicable period described above, any Force Majeure Event which has a material adverse impact on Total Hotel Sales during one or more of the Accounting Periods comprising such applicable period, the Base Year shall be adjusted to be the first full thirteen
(13) Accounting Periods thereafter of operation of the Hotel after the termination of any such Force Majeure Event and repair of any damage caused by such event.

         "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in the State of Florida or the State of Maryland are authorized by law or executive action to close.

         "Calculation Period" shall mean each successive period of thirteen (13) consecutive Accounting Periods commencing with the first Accounting Period following the Transfer Date.

         "Capital Expenditure" shall mean any expenditure with respect to the Leased Property treated as capital in nature in accordance with GAAP.

         "Cash Available For Lease Payments" shall mean the remainder of (a) Total Hotel Sales for the Leased Property during a given Calculation Period, less (b) Property Expenses for such Leased Property for the same Calculation Period.

         "CHLP" shall mean CNL Hospitality Partners, LP, a Delaware limited partnership.

         "CHLP and CHP Guaranty" shall mean the guaranty agreement, dated as of the date hereof, made by CHLP and CHP for the benefit of Tenant, as may be amended from time to time.

         "CHP"  shall  mean  CNL  Hospitality   Properties,   Inc.,  a  Maryland
corporation.

         "Claim" shall have the meaning given such term in Article 8.

         "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

         "Collective Leased Properties" shall mean, collectively, the Leased Property and every other Leased Property (as defined therein) under the Other Leases, but shall in any event exclude (i) any properties with respect to which the Purchase Agreement has been terminated and (ii) any Leased Property with respect to which the applicable Other Lease has been terminated pursuant to its terms, and (iii) any Leased Property with respect to which the use has changed pursuant to and as permitted by Section 4.1.1(b) of the Other Leases applicable to such Leased Property.

         "Collective Security Deposit" shall have the meaning given such term in
Section 0.

         "Commencement Date" shall mean the date of this Agreement.

         "Competitor" shall mean a Person that owns or has an equity interest in a hotel brand, tradename, system or chain (a "Brand") which is comprised of at least ten (10) hotels; provided that such Person shall not be deemed a Competitor if it holds its interest in a Brand merely as (a) a franchisee or (b) a mere passive investor that has no control or influence over the business decisions of the Brand at issue, such as a mere limited partner in a partnership, a mere shareholder in a corporation or a mere payee of royalties based on a prior sale transaction. A mere passive investor that is represented by a Mere Director on the board of directors of a Competitor shall not be deemed to have control or influence over the business decisions of that Competitor.

         "Condemnation" shall mean (a) the exercise of any governmental power with respect to the Leased Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of the Leased Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of all or part of the Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting the Leased Property, whether or not the same shall have actually been commenced.

         "Condemnor" shall mean any public or quasi-public authority, or Person having the power of Condemnation.

         "Controlling Interest" shall mean (a) as to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the Entity (through ownership of such shares or by contract), and (b) as to an Entity not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Entity.

         "Corporate Transfer" shall have the meaning given such term in Section 16.1.

         "Crestline" shall mean Crestline Capital Corporation, a Maryland corporation.

         "Date of Taking" shall mean the date the Condemnor has the right to possession of the Leased Property, or any portion thereof, in connection with a Condemnation.

         "Default" shall mean any event or condition existing which with the giving of notice and/or lapse of time would ripen into an Event of Default.

         "Disbursement Rate" shall mean an annual rate of interest equal to the greater of, as of the date of determination, (a) the Interest Rate and (b) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus three hundred (300) basis points.

         "Distribution" shall mean (a) any declaration or payment of any dividend (except dividends payable in common stock of Tenant) on or in respect of any shares of any class of capital stock of Tenant, if Tenant is a corporation, or any cash distributions in respect of any partnership or membership interests in Tenant, if Tenant is a partnership or limited liability company, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of Tenant, if Tenant is a corporation, or any purchase, redemption, retirement or other acquisition of any partnership or membership interests in Tenant, if Tenant is a partnership or limited liability company, (c) any other distribution on or in respect of any shares of any class of capital stock of Tenant, if Tenant is a corporation, or any other distribution in respect of any partnership or membership interests in Tenant, if Tenant is a partnership or a limited liability company, or (d) any return of capital to shareholders of Tenant, if Tenant is a corporation, or any return of capital to partners or members in Tenant, if Tenant is a partnership or limited liability company.

         "Encumbrance" shall have the meaning given such term in Section 20.1.

         "Entity" shall mean any corporation, general or limited partnership, limited liability company, limited liability partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

         "Environment" shall mean soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

         "Environmental Claim" shall have the meaning given such term in Section 0.

         "Environmental  Notice"  shall  have the  meaning  given  such  term in
Section 4.3.1.

         "Environmental  Obligation"  shall have the meaning  given such term in
Section 4.3.1.

         "Event of Default" shall have the meaning given such term in Section 12.1.

         "Excess Hotel Sales" shall mean, with respect to any Lease Year or Fiscal Quarter, or portion thereof, as applicable, the amount of Total Hotel Sales for such period, in excess of Base Hotel Sales for the equivalent period.

         "Extended Terms" shall have the meaning given such term in Section 2.4.

         "FAS" shall mean all items included within "Property and Equipment" under the Uniform System of Accounts, including, but not limited to, linen, china, glassware, tableware, uniforms and similar items, whether used in connection with public space or guest rooms.

         "Fiscal Quarter" shall mean, with respect to the first, second and third quarter of any Fiscal Year, Accounting Periods one (1) through three (3), four (4) through six (6) and seven (7) through nine (9), respectively, of such Fiscal Year and, with respect to the fourth quarter of any Fiscal Year, Accounting Periods ten (10) through thirteen (13) of such Fiscal Year.

         "Fiscal Year" shall mean each fiscal year of Manager, each such fiscal year to consist of thirteen Accounting Periods. If Manager shall, for a bona fide business reason, change its Fiscal Year during the Term, appropriate adjustments, if any, shall be made with respect to the timing of certain accounting and reporting requirements of this Agreement; provided, however, that, in no event shall any such change or adjustment increase or reduce any monetary obligation under this Agreement.

         "Fixed Term" shall have the meaning given such term in Section 2.3.

         "Fixtures" shall have the meaning given such term in Section 2.1(d).

         "Force Majeure Event" means any circumstance caused by any of the following: strikes, lockouts; acts of God; civil commotion; fire or any other casualty; governmental action (including revocation or refusal to grant any required license or permit where such revocation or refusal is not due to the fault of the party affected thereby); or other similar cause or circumstance which is not in the reasonable control of either party hereto. Neither lack of financing nor general economic and/or market factors is a Force Majeure Event.

         "Franchise Agreement" shall mean the Franchise Agreement, dated as of the date hereof, between Tenant and the Franchisor with respect to the Hotel, as amended from time to time, subject to Landlord's consent as provided in Section
21.6 below.

         "Franchisor" shall mean Marriott International, Inc., a Delaware corporation, its successors and assigns.

         "GAAP" shall mean generally accepted accounting principles consistently applied.

         "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the State or any County or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or the Leased Property or any portion thereof or the Hotel operated thereon.

         "Hazardous Substances" shall mean any substance:

         (a)  the  presence  of  which   requires  or  may   hereafter   require
notification, investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or

         (b) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

         (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or

         (d) the presence of which on the Leased Property causes or materially threatens to cause an unlawful nuisance upon the Leased Property or to adjacent properties or poses or materially threatens to pose a hazard to the Leased Property or to the health or safety of persons on or about the Leased Property; or

         (e) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

         (f) without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

         (g) without limitation, which contains or emits radioactive particles, waves or material; or

         (h) without limitation, constitutes materials, which are now or may hereafter be subject to regulation pursuant to the Material Waste Tracking Act of 1988, or any Applicable Laws promulgated by any Government Agencies.

         "Hotel" shall mean the hotel being operated on the Leased Property.

         "Hotel Mortgage" shall mean any Encumbrance placed upon the Leased Property in accordance with Article 20.

         "Hotel Mortgagee" shall mean the holder of any Hotel Mortgage.

         "Immediate Family" shall mean, with respect to any individual, such individual's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

         "Impositions" shall mean collectively, all taxes (including, without limitation, all taxes imposed under the laws of the State, as such laws may be amended from time to time, and all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay (i) any tax based on net income, net worth or capital imposed on Landlord, (ii) any net revenue tax of Landlord, (iii) any transfer fee or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or the proceeds thereof, (iv) any single business, gross receipts tax, transaction privilege tax, rent tax (from any source, other than the Rent received by Landlord from Tenant), or similar taxes that are based upon Landlord's income or revenue, except to the extent that any tax, assessment, tax levy or charge that would otherwise be an Imposition under this definition which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (i) or
(ii) preceding, is levied, assessed or imposed expressly in lieu thereof, (v) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by Tenant of its obligations pursuant to Section 3.1.3, (vi) any Impositions imposed on Landlord that are a result of Landlord not being considered a "United States person" as defined in Section 7701(a)(30) of the Code, (vii) any Impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Agreement or (viii) any Impositions imposed as a result of a breach of covenant or representation by Landlord in any agreement entered into by Landlord governing Landlord's conduct or operation or as a result of the negligence or willful misconduct of Landlord.

         "Indebtedness" shall mean all obligations, contingent or otherwise, which in accordance with GAAP should be reflected on the obligor's balance sheet as liabilities.

         "Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, All-Cities, All Items (November 1996 = 100), as published by the Bureau of Labor Statistics or, in the event publication thereof ceases, by reference to whatever index then published by the United States Department of Labor at that time is most nearly comparable as a measure of general changes in price levels for urban areas, as reasonably determined by Landlord and Tenant.

         "Inflation Factor" shall mean the percentage equal to one third of the percentage change in the Index (a) in the case of the First Extended Term, from the Index in existence as of Commencement Date to the Index in existence at the time of Landlord's election hereunder with respect to Minimum Rent for the First Extended Term as contemplated in Section 3.1.1 hereof, and (b) in the case of the Second Extended Term, from the Index in existence as of the first day of the First Extended Term to the Index in existence at the time of Landlord's election hereunder with respect to Minimum Rent for the Second Extended Term as contemplated in Section 3.1.1 hereof.

         "Insurance Requirements" shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant or the Leased Property.

         "Interest Rate" shall mean ten percent (10%) per annum.

         "Inventories" shall mean "Inventories" as defined in the Uniform System of Accounts, including, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expenses, supplies and similar items.

         "Land" shall have the meaning given such term in Section 2.1(a).

         "Landlord" shall mean CNL Hospitality Partners, LP, a Delaware limited partnership, and shall include its permitted successors and assigns.

         "Landlord Default" shall have the meaning given such term in Section 14.2.

         "Landlord Liens" shall mean liens on or against the Leased Property or any payment of Rent (a) which result from any act of, or any claim against, Landlord or any owner (other than Tenant) of a direct or indirect interest in the Leased Property, or which result from any violation by Landlord of any terms of this Agreement or the Purchase Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Leased Property; provided, however, that "Landlord Lien" shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

         "Lease Year" shall mean any Fiscal Year during the Term and any partial Fiscal Year at the beginning or end of the Term.

         "Leased Improvements" shall have the meaning given such term in Section 2.1(b).

         "Leased Intangible Property" shall mean all Intangible Property (as defined therein) acquired by Landlord with respect to the Leased Property pursuant to the Purchase Agreement.

         "Leased  Personal  Property"  shall have the meaning given such term in
Section 2.1(e).

         "Leased  Property"  shall have the  meaning  given such term in Section
2.1.

         "Leasehold Transfer Fair Market Value" shall have the meaning given such term in Section 16.5.

         "Legal Requirements" shall mean all federal, state, County, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations, certificates and regulations necessary to operate the Leased Property for its Permitted Use, and (b) all covenants, agreements, declarations, restrictions and encumbrances contained in any instruments at any time in force affecting the Leased Property as of the date hereof, or to which Tenant has consented or required to be granted pursuant to Applicable Laws, including those which may (i) require material repairs, modifications or alterations in or to the Leased Property or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord's or any Affiliated Person of Landlord's status as a real estate investment trust.

         "Lien" shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors.

         "Liquidity Facility" shall mean the funds to be made available by Marriott to cover shortfalls in the payment of Rent as contemplated in the Liquidity Facility Agreement referenced in Section 3.5.

         "Management Agreement" shall mean the Management Agreement to be entered into by Tenant and Manager on even date herewith and after this Agreement is executed and any subsequent management agreement entered into by Tenant with respect to the management and operation of the Leased Property in accordance with the terms hereof, as may be amended from time to time.

         "Manager" shall mean Marriott or an Affiliated Person of Marriott designated by and acting as Manager pursuant to a Management Agreement, and any successor manager approved by Landlord in its sole discretion, or appointed pursuant to Section 0.

         "Major Capital  Expenditures  shall have the meaning given such term in
Section 5.1.3(a).

         "Marriott"  shall  mean  Marriott   International,   Inc.,  a  Delaware
corporation and any Subsidiary or Affiliated Person of Marriott.

         "Membership Interest Pledge Agreement" shall mean the Membership Interest Pledge Agreement, of even date herewith, made by Crestline in favor of Landlord, as may be amended from time to time.

         "Mere Director" shall mean a Person who holds the office of director of a corporation and who, as such director, has the right to vote not more than twelve and one-half percent (12.5%) of the total voting rights on the board of directors of such corporation, and who represents or acts on behalf of a mere passive investor which neither (a) owns more than three percent (3%) of the total voting rights attributable to all shares or ownership interests of a Competitor, nor (b) otherwise has the power to direct or cause the direction of the management or policies of a Competitor.

         "Minimum Rent Coverage" shall mean the quotient of (a) Cash Available For Lease Payments during any consecutive four (4) Fiscal Quarters combined, beginning with the first full Fiscal Quarter following the Transfer Date, divided by (b) the total Minimum Rent payable under this Agreement for the same four (4) Fiscal Quarters.

         "Minimum Rent" shall mean, with respect to each Accounting Period, the sum set forth on Exhibit A, subject to increase and adjustment pursuant to the terms of this Agreement.

         "Notice" shall mean a notice given in accordance with Section 22.10.

         "Other Leases" shall mean, collectively, any Lease Agreements between Landlord and Tenant with respect to the properties described on Exhibit B, but excluding properties with respect to which the Purchase Agreement has been terminated, and excluding any Lease Agreements terminated pursuant to their terms or by mutual agreement of the parties and excluding any Lease Agreement relating to a leased property with respect to which the use has changed pursuant to and as permitted by Section 0 of such Lease Agreement.

         "Overdue Rate" shall mean, on any date, a per annum rate of interest equal to the lesser of (i) twelve percent (12%) or (ii) the maximum rate then permitted under applicable law.

         "Owner Agreement" shall mean the Owner Agreement pertaining to the Leased Property, dated as of the date hereof, among Landlord, the Franchisor and Tenant, as may be amended from time to time.

         "Parent" shall mean, with respect to any Person, any Person which directly, or indirectly through one or more Subsidiaries or Affiliated Persons,
(a) owns fifty-one percent (51%) or more of the voting or beneficial interest in, or (b) otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

         "Percentage Rent" shall have the meaning given such term in Section 3.1.2(a).

         "Permitted Encumbrances" shall mean all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner's or leasehold title insurance policy issued to Landlord on the date hereof, plus any other such encumbrances as may have been consented to in writing by Landlord and Tenant from time to time.

         "Permitted Use" shall mean any use of the Leased Property permitted pursuant to Section 4.1.1(a) or (b).

         "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         "Product Standard(s)" shall have the meaning given such term in Section 5.1.2(c).

         "Property Expenses" shall mean those expenses defined on Exhibit D attached hereto.

         "Property Opening" shall mean the date as of which the Opening Date for the Leased Property has occurred as defined in the Purchase Agreement.

         "Proprietary Information" shall mean (a) all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than that which is commercially available, which are used by Tenant or Manager in connection with the property management system, the reservation system and all future electronic systems developed by Tenant or Manager or any Affiliated Person of Tenant or Manager for use in the Hotel, (b) all manuals, brochures and directives used by Tenant or Manager at the Hotel regarding the procedures and techniques to be used in operating the Hotel, (c) customer lists, and (d) employee records which must remain confidential either under Legal Requirements or under reasonable corporate policies of Tenant, Manager or any Affiliated Person as to Tenant or Manager; provided, however, that "Proprietary Information" shall not include any software, manuals, brochures or directives issued by Franchisor to Tenant, as franchisee, under the Franchise Agreement, the use of which is governed by the Franchise Agreement.

         "Purchase Agreement" shall mean the Purchase and Sale Agreement, dated as of August, 2000, by and among, inter alia, Landlord, as purchaser, and Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC Corporation and TownePlace Management Corporation, as sellers, and Tenant, as tenant, as may be amended from time to time.

         "Rent" shall mean, collectively, the Minimum Rent, Percentage Rent and Additional Charges.

         "Request  Notice"  shall  have the  meaning  given such term in Section
16.1.

         "Reserve" shall have the meaning given such term in Section 5.1.2(a).

         "Reserve Estimate" shall have the meaning given such term in Section 5.1.2(c).

         "Response  Notice"  shall mean the  meaning  given such term in Section
16.1.

         "SEC" shall mean the Securities and Exchange Commission.

         "Security  Deposit"  shall have the  meaning  ascribed to it in Section
3.5.

         "State" shall mean the State in which the Leased Property is located.

         "Subsidiary" shall mean, with respect to any Person, any Entity in which such Person directly, or indirectly through one or more Subsidiaries or Affiliated Persons, (a) owns fifty-one percent (51%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise); it being understood and agreed that, as of the date hereof, (i) Host Marriott
Corporation, Sodexho Marriott Services Corporation and Marriott are not Subsidiaries of Tenant or Manager, (ii) Tenant is not a Subsidiary of Host Marriott Corporation, Sodexho Marriott Services, Inc. or Marriott and (iii) Manager is not a Subsidiary of Host Marriott Corporation or Sodexho Marriott Services, Inc.

         "Successor Landlord" shall have the meaning given such term in Section 20.2.

         "System" shall mean all hotels which are operated under the TownePlace Suites by Marriott.

         "System Fee" shall mean, during any Fiscal Year, the amount payable as the System Fee to Marriott as defined in and in accordance with the Management Agreement, but in no event shall the sum of the System Fee and the amount payable to Marriott as a franchise fee for the privilege for being a member of the System (and not in payment for goods or services provided or obtained by or through Marriott or an Affiliated Person) in the aggregate exceed five percent (5%) of Gross Rooms Revenue (as such term is defined in the Management Agreement).

         "System Standards" shall mean those standards and requirements for the maintenance, operation and improvement of hotels within the System, as such standards and requirements are more particularly described in the Systems Standards Manual for hotels within the System, and the Franchise Agreement, as the same may be amended from time to time.

         "Tenant" shall mean CCCL Leasing LLC, a Delaware limited liability company and shall include its permitted successors and assigns. Tenant is 100% owned (directly or indirectly) by Crestline.

         "Tenant's Personal Property" shall mean all motor vehicles, Inventories, FAS and any other tangible personal property of Tenant, if any, acquired by Tenant at its election and with its own funds on and after the date hereof and located at the Leased Property or used in Tenant's business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Proprietary Information.

         "Term" shall mean, collectively, the Fixed Term and the Extended Terms, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

         "Total Hotel Sales" shall mean, for the applicable period of time, all gross revenues and receipts of every kind derived by Tenant from operating or causing the operation of the Leased Property and parts thereof, including, but not limited to: income from both cash and credit transactions (after reasonable deductions for bad debts and discounts for prompt or cash payments and refunds) from rental of rooms, stores, offices, meeting, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines and video machines; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise (other than proceeds from the sale of furnishings, fixture and equipment no longer necessary to the operation of the Hotel, which shall be deposited in the Reserve); service charges, to the extent not distributed to the employees at the Hotel as gratuities; provided, however, that Total Hotel Sales shall not include the following: income from receipts related to time share sales and/or marketing activities at the Leased Property (and the space leased for such purposes shall not exceed 600 square feet of area) of Marriott or any Affiliated Person of Marriott (except for revenue from use of the Hotel's rooms, facilities and services by guests utilizing the Hotel as part of any time share sales and marketing activity, gratuities to Hotel employees; federal, state or municipal excise, sales, occupancy, use or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; insurance proceeds; Award proceeds (other than for a temporary Condemnation); any proceeds from any sale of the Leased Property or from the refinancing of any debt encumbering the Leased Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Hotel; interest which accrues on amounts deposited in the Reserve; rebates or refunds of any Impositions; and refunds of any Claims as described in Article 8.

         "Transfer" shall have the meaning given such term in Section 0.

         "Transfer Date" shall mean the date on which CHLP acquires the Leased Property, which may be concurrent with the Commencement Date.

         "Uniform System of Accounts" shall mean Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the Hotel Association of New York City, as the same may be further revised from time to time.

         "Unsuitable for Its Permitted Use" shall mean a state or condition of the Hotel such that (a) following any damage or destruction involving the Hotel, the Hotel cannot be operated in the reasonable judgment of Tenant on a commercially practicable basis for its Permitted Use and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction, and as otherwise required by
Section 10.2.4, within nine (9) months following such damage or destruction or such shorter period of time as to which business interruption insurance is available to cover Rent and other costs related to the Leased Property following such damage or destruction, or (b) as the result of a partial taking by Condemnation, the Hotel cannot be operated, in the reasonable judgment of Tenant on a commercially and economically practicable basis for its Permitted Use in light of then existing circumstances.

         "Work" shall have the meaning given such term in Section 10.2.4.

                                    ARTICLE 2
                            LEASED PROPERTY AND TERM

         2.1 Leased Property Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord's right, title and interest in and to all of the following (collectively, the "Leased Property"):

              (a) those certain tracts, pieces and parcels of land, as more particularly described in Exhibit C, attached hereto and made a part hereof (the "Land");

              (b) all buildings, structures and other improvements of every kind including, but not limited to, the Hotel, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

              (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

              (d) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property (collectively, the "Fixtures");

              (e) all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures located on or in the Leased Improvements, and all modifications, replacements, alterations and additions to such property, except items, if any, included within the category of Fixtures, but specifically excluding all items included within the category of Tenant's Personal Property (collectively, the "Leased Personal Property");

              (f) all of the Leased Intangible Property; and

              (g) any and all leases of space (including any security deposits held by Tenant or Manager pursuant thereto) in the Leased Improvements to tenants thereof.

         2.2 Condition of Leased Property. Tenant acknowledges receipt and delivery of possession of the Leased Property and Tenant accepts the Leased Property in its "as is" condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased Property, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust permitted by the terms of this Agreement (subject to the terms of Sections 20.2 and 20.3 hereof), and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof. TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD'S AGENTS OR EMPLOYEES WITH RESPECT THERETO, EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY EXCEPT AS EXPRESSLY SET FORTH HEREIN, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord's rights to proceed against any predecessor in title, contractors and materialmen for breaches of warranties or representations or for latent defects in the Leased Property. Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord's or Tenant's name, all at Tenant's sole cost and expense. Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys' fees) incurred by Landlord in connection with such cooperation. Nothing in this Agreement shall constitute a waiver or release or modification of any right or remedy of Tenant under the Purchase Agreement; provided, however, that no claim for breach of the Purchase Agreement or any other claim under or in connection with the Purchase Agreement shall be or give rise to a defense to the enforcement or enforceability, or affect the validity or enforceability, of this Agreement.

         2.3 Fixed Term. The initial term of this Agreement (the "Fixed Term") shall commence on the Commencement Date and shall expire on December 31, 2015.

         2.4 Extended Term. Provided that no Event of Default shall have occurred and be continuing hereunder or under any Other Leases, the Term of this Agreement and the term of the Other Leases Tenant shall have (a) one (1) renewal option for a first renewal term of ten (10) years (the "First Extended Term"), which Tenant may exercise at Tenant's option upon at least eighteen (18) months Notice for all, and not less than all, of the Collective Leased Properties, and
(b) a second renewal option (conditional on exercise of the first renewal option) for an additional ten (10) years (the "Second Extended Term") which Tenant may exercise at Tenant's option upon at least eighteen (18) months Notice for all, and not less than all, of the Collective Leased Properties. The First Extended Term and the Second Extended Term, if exercised are collectively referred to as the "Extended Terms."

              Unless Tenant gives Manager written notice of Tenant's decision not to exercise an Extended Term on or before the date which is eighteen (18) months prior to the date of the expiration of the Fixed Term or the First Extended Term (as the case may be), Tenant shall be deemed to have exercised the First Extended Term or the Second Extended Term, as applicable, subject to the conditions set forth in the first paragraph of this Section 2.4 above.

              Each Extended Term shall commence on the day succeeding the expiration of the Fixed Term or the preceding Extended Term, as the case may be. All of the terms, covenants and provisions of this Agreement shall apply to each such Extended Term, except that Tenant shall have no right to extend the Term beyond the expiration of the Second Extended Term. Otherwise, the extension of this Agreement shall be effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.

              Notwithstanding the foregoing, if Tenant elects not to renew the leases for the Collective Leased Properties prior to the end of the Fixed Term or the First Extended Term as aforesaid, Landlord or an Affiliated Person of Landlord will have the right to be substituted for Tenant as tenant under all of the leases for the Collective Leased Properties and to exercise the First Extended Term or the Second Extended Term, as the case may be, by providing Notice to Tenant, with a courtesy copy to Manager, of its election to do so at least sixteen (16) months prior to the end of the Fixed Term or the First Extended Term, as applicable. If Tenant elects not to renew the leases for the Collective Leased Properties as aforesaid, and Landlord or an Affiliated Person of Landlord does not elect to be substituted for Tenant as tenant under the Leases and to exercise the First Extended Term or the Second Extended Term, as the case may be, for all of the Collective Leased Properties, and provided no default exists under this Agreement or any of the Other Leases beyond any applicable cure period, Marriott will have the right and option to find a replacement tenant or to have itself (or an Affiliated Person of Marriott) substituted for Tenant as tenant under the leases and to exercise by providing Notice to Landlord at least twelve (12) months prior to the end of Fixed Term or the First Extended Term, as appropriate. Such replacement tenant shall be subject to Landlord's reasonable approval, unless such replacement tenant is an Affiliated Person of Marriott, in which case Landlord's approval shall not be required. Any replacement tenant shall as a condition of such replacement enter into the Leases, Management Agreements, Franchise Agreements, the Pooling Agreement and such other agreements referred to herein or contemplated by the Purchase Agreement with respect to all of the Collective Leased Properties on terms or conditions substantially the same as were in effect with and for Tenant immediately prior to such substitution.

                                    ARTICLE 3
                                      RENT

         3.1 Rent Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Minimum Rent and Percentage Rent to Landlord and Additional Charges to the party to whom such Additional Charges are payable, during the Term. All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion.

              3.1.1 Minimum Rent.

              (a) Payment of Minimum Rent. Minimum Rent shall be paid in advance on or before the first Business Day of each Accounting Period; provided, however, that the first payment of Minimum Rent shall be payable on the Commencement Date (and, if applicable, such payment shall be prorated as provided in the following sentence of this paragraph Section 3.1.1(a)). Minimum Rent for any partial Accounting Period shall be prorated on a per diem basis.

              (b) Adjustments of Minimum Rent Following Disbursements by Landlord Under Sections 5.1.4(b), 10.2, 0 or in the proviso of the penultimate sentence of Section 11.2. Effective on the date of each disbursement to pay for the cost of any repairs, maintenance, renovations or replacements pursuant to Sections 5.1.4(b), 10.2 0 or in the proviso of the penultimate sentence of
Section 11.2, the Minimum Rent shall (i) during the Fixed Term be increased by an amount equal to the quotient obtained by dividing (1) a per annum amount equal to the Disbursement Rate, determined as of the date of Tenant's Notice to Landlord identifying the amount of and requirement for the applicable funds, times the amount so disbursed, by (2) thirteen (13); and (ii) during any Extended Term, with respect to any such disbursement made during any Extended Term, be increased by an amount equal to the quotient obtained by dividing (1) a per annum amount equal to the greater of (a) the Interest Rate, or if Landlord chooses option (ii) or (iii) under Section 3.1.1(c) as the method for calculating Minimum Rent, the Interest Rate increased by the same percentage increase in Minimum Rent determined as of the date of Tenant's Notice to Landlord identifying the amount of and requirement for the applicable funds, or
(b) the yield on ten (10) year U.S. Treasury obligations as published in the Wall Street Journal plus 300 base points, times the amount so disbursed, by (2) thirteen (13). If any such disbursement is made during any Accounting Period on a day other than the first day of an Accounting Period, Tenant shall pay to Landlord on the first day of the immediately following Accounting Period (in addition to the amount of Minimum Rent payable with respect to such Accounting Period, as adjusted pursuant to this paragraph (b)) the amount by which Minimum Rent for the preceding Accounting Period, as adjusted for such disbursement on a per diem basis, exceeded the amount of Minimum Rent actually paid by Tenant for such preceding Accounting Period.

              (c) Recalculation of Minimum Rent Upon Renewal. As provided above, Minimum Rent, as determined pursuant to Exhibit A shall, subject to adjustment, be due and payable for the Fixed Term. Minimum Rent for each Extended Term shall be further subject to increase as provided in this subparagraph (c). On or before December 31, 2013, Landlord shall provide Tenant and Marriott with Notice of Landlord's election of the method of calculating Minimum Rent for the First Extended Term from one of the following three (3) options: (i) Landlord may elect to receive Minimum Rent on the same basis and in the same amount as provided hereunder for the Fixed Term, or (ii) Landlord may elect to increase Minimum Rent to equal eleven percent (11%) of the sum of the Leased Property's purchase price plus any additional capital disbursements by Landlord to pay for the cost of repairs, maintenance, renovations or replacements pursuant to the terms hereof, including Section 5.1.4(b), 10.2, 0 and the proviso of the penultimate sentence of Section 11.2, or (iii) Landlord may elect to increase Minimum Rent in effect on the last day of the Fixed Term by the Inflation Factor. Similarly, on or before December 31, 2023, Landlord shall select a method of calculating Minimum Rent for the Second Extended Term out of one of the following three (3) options: (i) Landlord may elect to receive Minimum Rent on the same basis and in the same amount as provided hereunder for the First Extended Term, or (ii) Landlord may elect to increase Minimum Rent by ten percent (10%) of the Minimum Rent in effect as of the last day of the First Extended Term, or (iii) Landlord may elect to increase Minimum Rent in effect on the last day of the First Extended Term by the Inflation Factor.

              3.1.2 Percentage Rent.

              (a) Amount. For each Fiscal Year of the Leased Property or portion thereof commencing with the first Accounting Period after the Base Year, Tenant shall pay percentage rent ("Percentage Rent") with respect to such Fiscal Year (or portion thereof), in an amount equal to seven percent (7%) of Excess Hotel Sales for such Fiscal Year (or portion thereof). Percentage Rent equal to seven (7%) percent of Total Hotel Sales in excess of proforma revenue (being the proforma revenue agreed to by Landlord, Tenant and Manager and specified on Exhibit "E" attached hereto and by this reference made a part hereof) for the second full Fiscal Year of operations from Property Opening, will be paid within ninety (90) days following the end of the second full Fiscal Year. Percentage Rent for the third full Fiscal Year of operations from Property Opening and subsequent years will be calculated based upon Excess Hotel Sales as determined hereunder.

              (b) Quarterly Installments. Installments of Percentage Rent for each Fiscal Year or portion thereof shall be calculated and paid each Fiscal Quarter in arrears. Payment of each such installment shall be made within thirty
(30) days after the end of each Fiscal Quarter and shall be accompanied by a statement setting forth the calculation of Percentage Rent due and payable for such Fiscal Quarter, together with a statement by the controller of the Hotel that, to the best of his or her knowledge and belief, and subject to year-end audit and adjustment, such statement of Percentage Rent is true and correct in all material respects. Installments due with respect to each Fiscal Quarter shall be equal to the Percentage Rent for all Fiscal Quarters elapsed during the applicable Fiscal Year less amounts previously paid with respect thereto by Tenant. If the Percentage Rent for such elapsed Fiscal Quarters as shown on the last quarterly statement is less than the amount previously paid with respect thereto by Tenant, Tenant shall be entitled to offset the amount of such difference against Rent next coming due under this Agreement, such offset to be applied together with interest at the Disbursement Rate accruing from the date of payment by Tenant until the date the offset is applied. Commencing with the first Fiscal Year following the Base Year amounts due shall be determined by measuring Total Hotel Sales for all Fiscal Quarters elapsed against Base Hotel Sales for the equivalent period during the Base Year.

              (c) Reconciliation of Percentage Rent. In addition, on or before March 31 of each year, commencing March 31 following the Base Year, Tenant shall deliver to Landlord a statement setting forth the Total Hotel Sales for such preceding Fiscal Year, together with an audit of Total Hotel Sales for the preceding Fiscal Year, conducted by Arthur Andersen LLP, or another so-called "Big Five" firm of independent certified public accountants proposed by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed). Landlord shall reimburse Tenant for the reasonable cost of such audit.

              If the annual Percentage Rent for such preceding Fiscal Year as shown in the annual statement exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay or direct Manager to pay (provided Manager's failure to do so shall be deemed a failure of Tenant to pay the same) such excess to Landlord at such time as the annual statement is delivered, together with interest at the Disbursement Rate, which interest shall accrue from the Accrual Date (as hereinafter defined) until the date that such certificate is required to be delivered (or, if sooner, the date Tenant pays such excess to Landlord) and, thereafter, such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged. In the case of any underpayment of Percentage Rent by Tenant arising out of incorrect reporting on any statement of Percentage Rent, the Accrual Date therefor shall be the payment due date for the respective installment of Percentage Rent with respect to which the underpayment occurred. In the case of any underpayment of Percentage Rent arising out of variation in Total Hotel Sales from Fiscal Quarter to Fiscal Quarter, the Accrual Date shall be the payment due date for the final installment of Percentage Rent for such preceding Fiscal Year. If the annual Percentage Rent for such preceding Fiscal Year as shown in the annual statement is less than the amount previously paid with respect thereto by Tenant, Tenant shall be entitled to offset the amount of such difference against Rent next coming due under this Agreement, such payment or credit to be made together with interest at the Disbursement Rate, which interest shall accrue from the date of payment of Tenant until the date such offset is applied. If such offset cannot be made because the Term has expired prior to application in full thereof, Landlord shall pay the unapplied balance of such offset to Tenant, together with interest at the Disbursement Rate, which interest shall accrue from the date of payment by Tenant until the date of payment by Landlord.

              (d) Confirmation of Percentage Rent. Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in accordance with GAAP, which will accurately record all Total Hotel Sales and Tenant shall retain, for at least three (3) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Total Hotel Sales for such Fiscal Year. Landlord, at its own expense except as provided hereinbelow, shall have the right, exercisable by Notice to Tenant given within one hundred eighty (180) days after receipt of the applicable annual statement, by its accountants or representatives to commence within such 180-day period an audit of the information set forth in such annual statement referred to in subparagraph (c) above and, in connection with such audit, to examine Tenant's books and records with respect thereto (including supporting data and sales and excise tax returns); provided, however, that if Landlord has credible evidence that Tenant has intentionally misrepresented Total Hotel Sales on any such annual statement, the said 180-day period shall commence to run on the date Landlord obtained such credible evidence that Tenant has intentionally misrepresented Total Hotel Sales on any such annual statement. If Landlord does not commence an audit within such one hundred eighty (180) day period, such annual statement shall be deemed conclusively to be accepted by Landlord as correct and Landlord shall have no further right to challenge the same. Landlord shall use commercially reasonable efforts to complete any such audit as soon as practicable. If any such audit discloses a deficiency in the payment of Percentage Rent, Landlord shall provide Tenant with a copy of the audit report and either Tenant agrees with the result of such audit or the matter is otherwise determined, Tenant shall forthwith pay to Landlord the amount of the deficiency, as finally agreed or determined, together with interest at the Disbursement Rate, from the date such payment should have been made to the date of payment thereof. If such deficiency, as agreed upon or compromised as aforesaid, is more than three percent (3%) of the Total Hotel Sales reported by Tenant for such Fiscal Year and, as a result, Landlord did not receive at least ninety-five percent (95%) of the Percentage Rent payable with respect to such Fiscal Year, Tenant shall pay the reasonable cost of such audit and examination. If any such audit discloses that Tenant paid more Percentage Rent for any Fiscal Year than was due hereunder, and either Landlord agrees with the result of such audit or the matter is otherwise determined Tenant shall be entitled to a credit equal to the amount of such overpayment against Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Disbursement Rate, which interest shall accrue from the time of payment by Tenant until the date such credit is applied or paid, as the case may be. If such a credit cannot be made because the Term has expired before the credit can be applied in full Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Disbursement Rate, which interest shall accrue from the date of payment by Tenant until the date of payment from Landlord.

              (e) Percentage Rent during the Extended Term. If the Leases for all of the Collective Leased Properties are renewed as contemplated herein and Landlord selects option (ii) or (iii) of Section 3.1.1(c) hereof, Base Hotel Sales for the Leased Property for the purpose of calculating Percentage Rent for the First Extended Term will be the Total Hotel Sales for the last full Fiscal Year of the Fixed Term. Similarly, if the Leases for all of the Collective Leased Properties are extended for the Second Extended Term as herein required and Landlord selects option (ii) or (iii) of Section 3.1.1(c) above, the Leased Property's Total Hotel Sales during the last full Fiscal Year of the First Extended Term will become the Base Hotel Sales for the purposes of determining Excess Hotel Sales for the Second Extended Term.

              3.1.3 Additional Charges. In addition to the Minimum Rent and Percentage Rent payable hereunder, Tenant shall pay to the appropriate parties and discharge as and when due and payable the following (collectively, "Additional Charges"):

              (a) Impositions. Subject to Article 8 relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file all tax returns and pay all taxes due in respect of Landlord's net income, gross receipts (from any source other than the Rent received by Landlord from Tenant), sales and use, single business, ad valorem, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent required or permitted by Applicable Laws, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies. If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns for property covered by this Agreement and/or gross receipts tax returns for Rent received by Landlord from Tenant, Landlord shall file the same with reasonable cooperation from Tenant. Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to prepare a protest, which Landlord shall file, at Tenant's written request. All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty.

              Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord's failure to give any such notice shall in no way diminish Tenant's obligation hereunder to pay such Impositions (except that Landlord shall be responsible for any interest or penalties incurred as a result of Landlord's failure promptly to forward the same).

              (b) Utility Charges. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

              (c) Insurance Premiums. Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to
Article 9.

              (d) Other Charges. Tenant shall pay or cause to be paid all other amounts, liabilities and obligations arising in connection with the Leased Property except those obligations expressly assumed by Landlord pursuant to the provisions of this Agreement or expressly stated not to be an obligation of Tenant pursuant to this Agreement. Without limitation, Tenant shall pay or cause to be paid all amounts, liabilities and obligations arising in connection with the Contracts, as defined in the Purchase Agreement.

              (e) Reimbursement for Additional Charges. If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement, Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts. Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement.

         3.2 Late Payment of Rent, Etc. If any installment of Minimum Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within ten (10) days after its due date, Tenant shall pay Landlord, within five (5) days after Landlord's written demand therefor, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges directly to Landlord or any Hotel Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due and Landlord shall pay when due, or cause the applicable Hotel Mortgagee to pay when due, such Additional Charges to the Entity to which they are due. If any payment due from Landlord to Tenant shall not be paid within ten (10) days after its due date, Landlord shall pay to Tenant, on demand, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

              In the event of any failure by Tenant to pay any Additional Charges when due, except as expressly provided in Section 3.1.3(a) with respect to permitted contests pursuant to Article 8, Tenant shall promptly pay (unless payment thereof is in good faith being contested and enforcement thereof is stayed) and discharge, as Additional Charges, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Percentage Rent.

         3.3 Net Lease. The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise, including, without limitation, those provisions for adjustment, refunding or abatement of such Rent and for the funding of Landlord's obligations pursuant to Sections 5.1.4 and 14.3. This Agreement is a net lease and, except to the extent otherwise expressly specified in this Agreement, it is agreed and intended that Rent payable hereunder by Tenant shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction and that Tenant's obligation to pay all such amounts, throughout the Term and all applicable Extended Terms is absolute and unconditional and except to the extent otherwise expressly specified in this Agreement, the respective obligations and liabilities of Tenant and Landlord hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property to comply with all Applicable Laws, including any inability to occupy or use the Leased Property by reason of such noncompliance; (b) any damage to, removal, abandonment, salvage, loss, condemnation, theft, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof, or any environmental conditions on the Leased Property or any property in the vicinity of the Leased Property; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof including eviction; (d) any defect in title to or rights to the Leased Property or any lien on such title or rights to the Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by any Person; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Tenant or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of Tenant or any other Person, or by any court, in any such proceeding; (g) any right or claim that Tenant has or might have against any Person, including without limitation Landlord (other than a monetary default) or any vendor, manufacturer, contractor of or for the Leased Property; (h) any failure on the part of Landlord or any other Person to perform or comply with any of the terms of this Agreement, or of any other agreement; (i) any invalidity, unenforceability, rejection or disaffirmance of this Agreement by operation of law or otherwise against or by Tenant or any provision hereof; (j) the impossibility of performance by Tenant or Landlord, or both; (k) any action by any court, administrative agency or other Government Agencies; (l) any interference, interruption or cessation in the use, possession or quiet enjoyment of the Leased Property or otherwise; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and whether or not Tenant shall have notice or knowledge of any of the foregoing; provided, however, that the foregoing shall not apply to or be construed to restrict Tenant's rights in the event of any act or omission by Landlord constituting negligence or willful misconduct. Except as specifically set forth in this Agreement, this Agreement shall be noncancellable by Tenant for any reason whatsoever and, except as expressly provided in this Agreement, Tenant, to the extent now or hereafter permitted by Applicable Laws, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement or to any diminution, abatement or reduction of Rent payable hereunder. Except as specifically set forth in this Agreement, under no circumstances or conditions shall Landlord be expected or required to make any payment of any kind hereunder or have any obligations with respect to the use, possession, control, maintenance, alteration, rebuilding, replacing, repair, restoration or operation of all or any part of the Leased Property, so long as the Leased Property or any part thereof is subject to this Agreement, and Tenant expressly waives the right to perform any such action at the expense of Landlord pursuant to any law.

         3.4 Security for Tenant's Performance.

              (a) Simultaneously with the execution of this Agreement, Tenant shall deposit with Landlord the sum of $385,550 representing an amount equal to six and one-half (6 1/2) times the amount set forth on Exhibit A (the "Security Deposit"). Landlord may commingle the Security Deposit with other funds of Landlord. All interest, if any, earned on the Security Deposit shall be the sole property of Landlord and shall not be part of the Security Deposit.

              (b) Tenant acknowledges that the security deposits with respect to the Collective Leased Properties (collectively, the "Collective Security Deposit") constitute security for the faithful observance and performance by Tenant of all the terms, covenants and conditions of this Agreement and the Other Leases by Tenant to be observed and performed. If any Event of Default shall occur and be continuing under this Agreement, Landlord may, at its option (and with no obligation to do so) and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply, first, the amount of the Security Deposit and, second, the amount of such Collective Security Deposit as may be necessary to compensate Landlord toward the payment of the Rent or other sums due Landlord under this Agreement as a result of such breach by Tenant, and any such appropriation and application of the Collective Security Deposit shall be ratable according to the respective amounts of such Collective Security Deposit. Additionally, Landlord may, if any Event of Default shall occur and be continuing under any of the Other Leases, appropriate and apply the Security Deposit (ratably with all other Collective Security Deposits other than the security deposit under the Other Lease that is in default) after first applying the security deposit under the Other Lease that is in default. It is understood and agreed that neither the Security Deposit nor the Collective Security Deposit is to be considered as prepaid rent, nor shall damages be limited to the amount of the Collective Security Deposit. Upon the expiration or sooner termination of this Agreement, any unapplied balance of the Security Deposit shall be paid by wire transfer to Tenant. Within ten (10) days after any draw upon the Security Deposit and/or the Collective Security Deposit, Landlord shall notify Tenant of the amount of such draw and the applicable Security Deposit drawn. In the event Landlord elects to use the Security Deposit to cure a default susceptible of cure by application of the Security Deposit, such default shall be deemed cured only if the application of the Security Deposit so applied fully cures the same. Tenant shall have no obligation to replenish the Security Deposit after application thereof, or portions thereof, by Landlord.

         3.5 Liquidity Facility. In addition to the Security Deposit, and as additional security for the payment of the Rent and as an inducement to Landlord to enter into this Agreement with Tenant, Marriott and Tenant entered into that certain Liquidity Facility Agreement of even date herewith, which Liquidity Facility Agreement was assigned by Tenant to Landlord, pursuant to which Marriott has agreed to fund any and all shortfalls for the payment of Minimum Rent and Percentage Rent for the Collective Leased Properties as and to the extent set forth in the Liquidity Facility Agreement. Any default in the payment of Minimum Rent or Percentage Rent which is cured by a draw under the Liquidity Facility Agreement shall, upon such draw, be deemed cured except to the extent that funds remaining available under the Liquidity Facility Agreement prior to such draw are insufficient to pay the amount of Minimum Rent or Percentage Rent due. A default by Tenant under the Liquidity Facility Agreement, after the giving of any notice and the expiration of any cure period required thereunder, shall be and constitute a default hereunder and under the Other Leases. Landlord agrees that notwithstanding any other provision of this Agreement, Landlord may, at its sole option, appropriate and apply the Security Deposit (or any Collective Security Deposit) to cure any Event of Default or elect to have such default cured by a draw upon the Liquidity Facility.

                                    ARTICLE 4
                           USE OF THE LEASED PROPERTY

         4.1 Permitted Use.

              4.1.1 Continuous Operation.

              (a) Tenant shall, at all times during the Term and at any other time that Tenant shall be in possession of the Leased Property, continuously use and operate or cause to be used and operated, the Leased Property as a TownePlace Suites by Marriott hotel (or as a hotel under any successor brand name) and any uses incidental thereto in accordance with the terms of the Franchise Agreement. Subject to Section 16.3, Tenant shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Landlord. No use shall be made or permitted to be made of the Leased Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy is available), nor shall Tenant sell or otherwise provide or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations. Tenant shall, at its sole cost (except as expressly provided in Section 5.1.4(b)), comply with all Insurance Requirements. Tenant shall not take or omit to take any action, the taking or omission of which materially impairs the value or the usefulness of the Leased Property or any part thereof for its Permitted Use.

              (b) Notwithstanding the foregoing, in the event that, in the reasonable determination of Landlord and Tenant, it shall no longer be economically practical to operate the Leased Property as a TownePlace Suites by Marriott hotel or if the Franchise Agreement terminates for any reason other than a Tenant default or act of Tenant, and as a result thereof the Franchisor shall terminate the Franchise Agreement, Landlord and Tenant shall negotiate in good faith to agree on an alternative use for the Leased Property (which could include an alternate hotel use if the Franchise Agreement is terminated), appropriate adjustments to the Percentage Rent, the Reserve and other related matters; provided, however, in no such event shall the Minimum Rent be reduced or abated. Upon agreement by Landlord and Tenant on an alternative use, Landlord shall use commercially reasonable efforts, at Tenant's cost and expense, to obtain any approvals or waivers needed pursuant to Legal Requirements. In the event that operating the Leased Property for such alternative use shall be outside of Tenant's expertise as reasonably determined by Tenant, Tenant may engage a third-party Manager, reasonably acceptable to Landlord, for such purpose. In the event Landlord and Tenant agree that it is no longer economically practical to operate the Leased Property as a TownePlace Suites by Marriott hotel, (i) such determination shall not, in and of itself, be and constitute an Event of Default under the Other Leases and (ii) this Agreement shall cease to be one of the "Other Leases" under any of the Other Leases; and
(iii) the Leased Property shall cease to be one of the "Collective Leased Properties" under the Other Leases. In addition, in the event that Landlord and Tenant agree to a use of the Leased Property other than as a hotel, the Security Deposit for the Leased Property shall be bifurcated from, held separate and apart from, and no longer commingled with, the Collective Security Deposit and shall constitute security for the observance and performance by Tenant of the terms, covenants and conditions of this Agreement, but not the Other Leases (and the remaining Collective Security Deposit shall not be or constitute security for the Leased Property).

              4.1.2 Necessary Approvals. Tenant shall proceed with all due diligence and exercise commercially reasonable efforts to obtain and maintain all approvals necessary to use and operate, for its Permitted Use, the Leased Property and the Hotel located thereon under applicable law. Landlord shall cooperate with Tenant in this regard, including executing all applications and consents required to be signed by Landlord in order for Tenant to obtain and maintain such approvals.

              4.1.3 Lawful Use, Etc. Tenant shall not use or suffer or permit the use of the Leased Property or Tenant's Personal Property, if any, for any unlawful purpose. Tenant shall not commit or suffer to be committed any waste on the Leased Property, or in the Hotel, nor shall Tenant cause or permit any unlawful nuisance thereon or therein. Tenant shall not suffer nor permit the Leased Property, or any portion thereof, to be used in such a manner as (a) might reasonably impair Landlord's title thereto or to any portion thereof, or
(b) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

         4.2 Compliance with Legal/Insurance Requirements, Etc. Subject to the provisions of Article 8 and Section 0, if and to the extent applicable, Tenant, at its sole expense, shall (a) comply with Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of the Leased Property, and (b) comply with all appropriate licenses, and other authorizations and agreements required for any use of the Leased Property and Tenant's Personal Property, if any, then being made and which are material to the operation of the Leased Property as a hotel, and for the proper operation and maintenance of the Leased Property or any part thereof.

         4.3 Environmental Matters Remediation, Indemnification, Etc.

              4.3.1 Remediation. If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Applicable Laws) are discovered on the Leased Property, subject to Tenant's right to contest the same in accordance with Article 8, Tenant shall take or shall cause Manager to take all actions and incur any and all expenses, as may be reasonably necessary and as may be required by any Government Agency, (a) to clean up and remove from and about the Leased Property all Hazardous Substances thereon, (b) to contain and prevent any further release or threat of release of Hazardous Substances on or about the Leased Property and (c) to use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about the Leased Property. Tenant shall promptly: (i) upon receipt of notice or knowledge, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at the Leased Property,
(ii) transmit to Landlord a copy of any Community Right to Know report which is required to be filed by Tenant with respect to the Leased Property pursuant to SARA Title III or any other Applicable Law, (iii) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or its agents or representatives with respect thereto (collectively, "Environmental Notice"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Applicable Law and/or presents a material risk of any material cost, expense, loss or damage (an "Environmental Obligation"), (iv) observe and comply with all Applicable Laws relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition thereof, and (v) pay or otherwise dispose of any fine, charge or Imposition related thereto, unless Tenant shall contest the same in good faith and by appropriate proceedings and the right to use and the value of the Leased Property is not materially and adversely affected thereby.

              Tenant's  liability and obligations  pursuant to the terms of this
Section 4.3.1 are subject to the provisions of Sections 5.1.3 and 5.1.4 and Landlord's compliance with its funding obligations under Section 5.1.4.

              4.3.2 Indemnification. Tenant and Landlord shall each protect, indemnify and hold harmless the other, its trustees, directors, officers, agents, employees and beneficiaries, and any of their respective successors or assigns with respect to this Agreement (collectively, the "Indemnitees" and, individually, an "Indemnitee") for, from and against any and all debts, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including, without limitation, reasonable attorney's fees and expenses) imposed upon, incurred by or asserted against any Indemnitee resulting from, either directly or indirectly, the presence during the Term in, upon or under the soil or ground water of the Leased Property or any properties surrounding the Leased Property of any Hazardous Substances in violation of any Applicable Law or otherwise, (collectively "Environmental Claims")provided that any of the foregoing arises by reason of the gross negligence or willful misconduct of the indemnifying party, except to the extent the same arise from the gross negligence or willful misconduct of the other party or any other Indemnitee. This duty includes, but is not limited to, costs associated with personal injury or property damage claims as a result of the presence prior to the expiration or sooner termination of the Term and the surrender of the Leased Property to Landlord in accordance with the terms of this Agreement of Hazardous Substances in, upon or under the soil or ground water of the Leased Property in violation of any Applicable Law. Upon Notice from the indemnified party and any other of the Indemnitees, the indemnifying party shall undertake the defense, at its sole cost and expense, of any indemnification duties set forth herein, in which event, the indemnifying party shall not be liable for payment of any duplicative attorneys' fees incurred by the other party or any Indemnitee.

              4.3.3 Survival. As to conditions which exist prior to the expiration or sooner termination of this Agreement, the provisions of this
Section 4.3 shall survive the expiration or sooner termination of this Agreement for a period of one (1) year after such expiration or termination. ARTICLE 5 MAINTENANCE AND REPAIRS

         5.1  Maintenance and Repair.

              5.1.1    Tenant's Obligations.

              (a) Tenant shall, at its sole cost and expense (except as expressly provided in Sections 5.1.2 and 5.1.3(b)), keep, or direct Manager to keep, the Leased Property and all private roadways, sidewalks and curbs located thereon in good order and repair, reasonable wear and tear excepted, and shall, or shall direct Manager to, promptly make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term. For purposes of this subparagraph (a) the cost of routine maintenance, repairs and minor alterations shall be borne by Tenant and funded by the operations of the Leased Property (and not taken out of Reserve) which cost shall include those which are normally expensed under GAAP. All repairs shall be made in a good, workmanlike manner, consistent with the System Standards and industry standards for like hotels in like locales, in accordance with all applicable federal, state and local statutes, ordinances, by-laws, codes, rules and regulations relating to any such work. Tenant's obligations under this
Section 5.1.1(a) shall be limited in the event of any casualty or Condemnation as set forth in Sections 10.2 and 11.2 and Tenant's obligations with respect to Hazardous Substances are as set forth in Section 4.3.

              5.1.2 Reserve.

              (a) Tenant, or Manager, at Tenant's direction, shall establish an interest bearing reserve account (the "Reserve") in CNL Bank approved by Landlord and Tenant, or in another bank designated by Landlord and reasonably approved by Tenant. All interest earned on the Reserve shall be added to and remain a part of the Reserve. Except as set forth in Section 5.1.2(e), Tenant, or Manager if so designated by Tenant, shall be the only party entitled to withdraw funds from the Reserve. The purpose of the Reserve is to cover the cost of:

                       (i)   Replacements,   renewals   and   additions  to  the
furniture, furnishings, fixtures and equipment at the Hotel;

                       (ii)   Repairs,    renovations,    renewals,   additions,
alterations, improvements or replacements and maintenance to the Leased Property, all of which are routine or non-major and which are normally capitalized under GAAP, such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, and replacing folding walls and the like (but which are not major repairs, alterations, improvements, renewals, replacements or additions to the Leased Property's structure, roof or exterior facade, or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems, the costs of which shall be governed, if at all, by Section 5.1.3 hereof); and

                       (iii)   At   Tenant's   option,    lease   payments   for
communications equipment and up to an aggregate of two (2) maintenance or shuttle vehicles used in connection with the operation of the Hotel.

              (b) Commencing with the Commencement Date and continuing throughout the Term, Tenant shall transfer, or shall direct Manager to transfer (as of the end of each Accounting Period of the Term) into the Reserve an amount equal to the Applicable Percentage of Total Hotel Sales for such Accounting Period. At the time Tenant provides Landlord the documentation described in
Section 3.1.2(c), Tenant shall also deliver to Landlord a statement setting forth the total amount of deposits made to and expenditures from the Reserve for the preceding Fiscal Year.

              (c) On or before December 1 of each Lease Year, Tenant, (or Manager at Tenant's direction) shall prepare an estimate (the "Reserve Estimate") of Reserve expenditures anticipated during the ensuing Fiscal Year and shall submit such Reserve Estimate to Landlord for its review. Tenant and Manager shall in good faith consider suggestions and comments to the Reserve Estimate made by Landlord within thirty (30) days after delivery of the Reserve Estimate to Landlord. All expenditures from the Reserve for the items described in Section 5.1.2(a) shall be (as to both the amount of each such expenditure and the timing thereof) (i) required, in Tenant's (or Manager's) reasonable judgment, to keep the Leased Property in a first-class, competitive, efficient and economical operating condition or to keep the Leased Property in a condition consistent with the standards set forth in this Agreement and the Franchise Agreement; or (ii) required by reason of any Legal Requirement imposed by any Government Agency or otherwise required (as determined by Tenant or Manager in its reasonable judgment) for the continued safe and orderly operation of the Leased Property, (subsections (i) and (ii) each individually, a "Product Standard" and, collectively, the "Product Standards").

              (d) Tenant shall from time to time make expenditures from the Reserve as it deems necessary in accordance with Section 5.1.2(a) and (c). Tenant shall provide to Landlord, within forty (40) Business Days after the end of each Accounting Period, a statement setting forth Reserve expenditures made to date during the Fiscal Year. Expenditures from the Reserve shall not be subject to Landlord's approval.

              (e) All funds in the Reserve, all interest earned thereon and all property purchased with funds from the Reserve shall be and remain the property of Landlord and any such property purchased with funds from the Reserve shall be leased by Landlord to Tenant pursuant to this Agreement. Following expiration or earlier termination of this Agreement and payment in full on all contracts entered into prior to such expiration or termination for work to be done or furniture, furnishings, fixtures and equipment to be supplied in accordance with this Section 5.1.2 out of the Reserve, control over the Reserve shall be transferred from Tenant to Landlord.

              (f) The Reserve established pursuant to this Agreement, shall (i) be maintained in an interest bearing account in CNL Bank or such other institution selected by Landlord, (ii) also serve as, and be pooled with, the Reserve under the Other Leases, and (iii) include the Applicable Percentage of Total Hotel Sales transferred into the Reserve under this Lease and the Other Leases.

              (g) If Landlord wishes to grant a security interest in or create another encumbrance on the Reserve, all or any part of the existing or future funds therein, or any general intangible in connection therewith, the instrument granting such security interest or creating such other encumbrance shall expressly provide that such security interest or encumbrance is subject to the rights of Tenant with respect to the Reserve as set forth herein. The form and substance of such provision shall be subject to Tenant's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned.

              5.1.3 Major Capital Expenditures.

              (a) On or before December 1 of each Lease Year, Tenant, or Manager at the direction of Tenant, shall deliver to Landlord, for Landlord's approval, an estimate (the "Building Estimate") of the expenses necessary for repairs, alterations, improvements, renewals, replacements and additions, all of which are non-routine or major, to the Leased Improvements which are not covered under
Section 5.1.2(a) and which are normally capitalized under GAAP such as repairs, alterations, improvements, renewals, replacements and additions to the structure, the exterior facade, the mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation elements of the Leased Improvements ("Major Capital Expenditures"). Major Capital Expenditures shall also include (i) all costs associated with any removal or remediation of Hazardous Substances (except those treated as Tenant's sole cost and expense under Section 5.1.4(b)), regardless of whether such costs are normally capitalized under GAAP, and (ii) all other Environmental Claims of third parties other than Landlord, Tenant, Manager or their agents, successors and assigns (except those treated as Tenant's sole cost and expense under Section 5.1.4(b)), provided that in the case of this clause (ii) such Environmental Claims, together with all other such Environmental Claims of the type contemplated in this clause (ii) under all of the Other Leases, exceed $250,000 and are less than $1,250,000 (it being expressly agreed that Landlord's obligation under this clause (ii) shall not exceed, in the aggregate, $1,000,000 for all of the leased properties contemplated by this Lease and the Other Leases). Landlord shall not withhold its approval to such Major Capital Expenditures as are required, in Tenant's reasonable judgment (or Manager's reasonable judgment if directed by Tenant to prepare the Building Estimate), for the Leased Property to comply with the Product Standards or for costs associated with the removal or remediation of Hazardous Substances. If Tenant or Manager, as applicable, does not receive Notice of Landlord's disapproval of the Building Estimate or any item therein, within twenty (20) Business Days after delivery of the Building Estimate to Landlord, then Landlord shall be deemed to have approved the Building Estimate or such items, as applicable. In the event Landlord disapproves the Building Estimate, Landlord's Notice shall identify disputed items on a line item basis. Items not identified as disputed in such Landlord's Notice shall be deemed approved.

              (b) In the event Major Capital Expenditures are required as a result of the receipt by Tenant or Manager of an order from a Government Agency or other circumstances described in subsection (ii) of Section 5.1.2(c) (including costs associated with the removal or remediation of Hazardous Substances), Tenant or Manager, acting on behalf of Tenant, shall be authorized to take appropriate remedial action without first receiving Landlord's approval
(i) due to an emergency threatening the Leased Property, its guests, invitees or employees, or (ii) if the continuation of a given condition will subject
Landlord, Tenant or Manager to civil or criminal liability. Major Capital Expenditures made pursuant to this Section 5.1.3(b) shall be deemed approved by Landlord.

              (c) The cost of all approved, deemed approved or non-approvable Major Capital Expenditures shall be borne by Landlord in accordance with the provisions of Section 5.1.4(b).

              (d) In the event Landlord timely disapproves any Building Estimate or any item within any Building Estimate, then, following the negotiation period specified in Section 19.1, Tenant may submit the matter for resolution by arbitrators in accordance with the provisions of Section 19.2, and the arbitrators shall determine whether or not Tenant acted reasonably in determining that the disputed item or items are needed for the Leased Property to comply with the Product Standards or for the costs associated with the removal or remediation of Hazardous Substances. Where practical, Landlord agrees to use reasonable efforts to disapprove matters on a line item basis.

              5.1.4 Landlord's Funding Obligations.

              (a) Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, to maintain the Leased Property in any way, or, except as provided in Section 5.1.4(b), to make any expenditure whatsoever with respect thereto. Except as otherwise expressly provided in this Agreement, Tenant for itself and any Person claiming by, through or under Tenant, including Manager, hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the date hereof or hereafter enacted. Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

              (b) If, at any time, funds in the Reserve shall be insufficient or are reasonably projected by Tenant (or Manager acting on behalf of Tenant) to be insufficient for necessary and permitted expenditures thereof or funding is necessary for approved, deemed approved or non-approvable Major Capital Expenditures (other than costs related to Hazardous Substances under Section 4.3 resulting from Tenant's gross negligence or willful misconduct (or that of any Person claiming by, through or under Tenant, including Manager) which costs shall be Tenant's sole cost and expense), Tenant may, at its election, give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature of the required or permitted action and the estimated cost thereof. Landlord shall, within ten (10) Business Days after such Notice, or such later dates as Tenant may direct by reasonable prior Notice, disburse such required funds to Tenant (or, if Tenant shall so elect, directly to the Manager or any other Person performing the required work) and, upon such disbursement, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b); provided, however, that if the disbursement of funds relates to the Hazardous Substances under Section 4.3 resulting from Landlord's gross negligence or willful misconduct, there shall be no adjustment to the Minimum Rent. If Landlord disputes its obligation to disburse such funds, it shall give Tenant Notice of such dispute within such ten (10)-Business Day period, and failure to give Tenant Notice of such dispute shall be deemed a waiver of any right to dispute Landlord's obligation to disburse such funds. In the event that any dispute shall arise with respect to Landlord's obligation to disburse any funds pursuant to this Section 5.1.4(b), then, following the negotiation period specified in
Section 19.1, either party may submit such dispute for resolution by arbitrators in accordance with the provisions of Section 19.2, and the arbitrators shall determine whether or not Tenant acted reasonably in requesting such additional funds in order to maintain the Leased Property in accordance with the Product Standards or to cover costs associated with removal or remediation of Hazardous Substances. To the extent reasonably possible, Landlord shall identify disputed items on a line item basis. In no event shall Landlord be entitled to dispute the request for funds for any expenditure which was approved or deemed approved pursuant to the provisions of Section 5.1.3(a) and (b).

              5.1.5 Nonresponsibility of Landlord, Etc. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property, or any part thereof, are hereby charged with notice that liens on the Leased Property or on Landlord's interest therein are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished by Tenant or for any other purpose during the term of this Agreement. Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Tenant or Manager any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Landlord's estate in the Leased Property or any part thereof to liability under any Mechanic's Lien Law of the State in any way, it being expressly understood Landlord's estate shall not be subject to any such liability.

              5.1.6 Limitation on Tenant's Obligations. Tenant's obligations under Section 5.1 shall be limited in the event of any casualty or Condemnation as set forth in Sections 10.2 and 11.2 and Tenant's obligations with respect to Hazardous Substances are as set forth in Section 4.3.

         5.2 Tenant's Personal PropertyAt the expiration or sooner termination of the Term, Landlord may, in its sole and absolute discretion, elect either (a) to give Tenant Notice that Tenant shall be required, within ten (10) Business Days after such expiration or termination, to remove all FAS and Inventories from the Leased Property or (b) to pay Tenant's book value of such FAS and Inventories. Failure of Landlord to make such election shall be deemed an election to proceed in accordance with clause (b) preceding.

         5.3 Yield Up. Upon the expiration or sooner termination of this Agreement, Tenant shall vacate and surrender the Leased Property to Landlord in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, replaced, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear and Condemnation (and casualty damage, in the event that this Agreement is terminated following a casualty in accordance with
Article 10) excepted.

              In addition, as of the expiration or earlier termination of this Agreement, Tenant shall, at Landlord's sole cost and expense, use its good faith, commercially reasonable efforts to transfer to and cooperate with Landlord or Landlord's nominee in connection with the processing of all applications for licenses, operating permits and other governmental authorizations and all contracts entered into by Tenant, including contracts with governmental or quasi-governmental Entities which may be necessary for the use and operation of the Hotel as then operated, but excluding (a) all insurance contracts and multi-property contracts not limited in scope to the Collective Leased Properties, the Leases for which are being terminated simultaneously, (b) all contracts and leases with Affiliated Persons, (c) utility deposits and (d) telephone numbers. Landlord shall indemnify and hold Tenant harmless for all claims, costs and expenses (including reasonable attorneys' fees) arising from acts or omissions by Landlord under such contracts subsequent to the date of transfer thereof to Landlord; and Tenant shall indemnify and hold Landlord harmless for all claims, costs and expenses (including reasonable attorney's fees) arising from acts or omission by Tenant under such contracts prior to the date of transfer thereof to Landlord.

         5.4 Management Agreement. Except as otherwise provided below, Tenant shall not enter into, amend, surrender or modify any Management Agreement with a Person that is not an Affiliated Person as to Marriott or Crestline without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole but reasonable discretion. Tenant may from time to time, and in accordance with and subject to the Owner Agreement, without Landlord's consent, enter into, and/or terminate, in accordance with their respective terms, Management Agreements with its Affiliated Persons or Marriott and also with other Persons pursuant to Sections 4.1.1(b), 14.3(c) and 0 delegating operational authority for the day-to-day operation of the Leased Property to Manager provided that any such Management Agreement shall provide (a) that the Management Agreement and all amounts due from Tenant to the Manager other than the System fee, shall be subordinate to the Lease and all amounts due from Tenant to Landlord under the Lease, and (b) for the termination thereof upon the termination of this Agreement, and provided, further, that Landlord shall, if it succeeds to Tenant's rights under any management agreement, and each management agreement shall so provide, be bound only by the last management agreement or amendment thereto to which it consented, which consent shall not be unreasonably withheld, conditioned or delayed and provided further that, except in respect of any Management Agreement entered into pursuant to Section 14.3(c), the terms of the Management Agreement shall not, in Landlord's and its counsel's reasonable opinion, cause the Rent to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, it being agreed by Tenant that if Landlord and its counsel reasonably conclude that the terms of the Management Agreement will have such an effect, then Tenant will modify the terms of the Management Agreement so that the Management Agreement, in the reasonable opinion of Landlord and its counsel, does not cause the Rent to be so characterized under the Code. Landlord shall have no right to enforce Tenant's rights under any such Management Agreement, except with respect to the termination thereof following termination of this Agreement.

                                    ARTICLE 6
                               IMPROVEMENTS, ETC.

         6.1 Improvements to the Leased Property. Tenant shall not finance the cost of any construction by the granting of a lien on or security interest in the Leased Property, or Tenant's interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord's sole discretion. Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

         6.2 Salvage. Other than Tenant's Personal Property, all materials which are scrapped or removed in connection with the making of repairs, alterations, improvements, renewals, replacements and additions pursuant to Article 5 shall be disposed of by Tenant and the net proceeds thereof, if any, shall be deposited in the Reserve.

         6.3 Equipment Leases. Landlord shall enter into such leases of equipment and personal property as Tenant may reasonably request from time to time, provided that the form and substance thereof shall be reasonably satisfactory to Landlord. Tenant shall prepare and deliver to Landlord all such lease documents for which Landlord's execution is necessary and Landlord shall promptly, upon approval thereof, execute and deliver such documents to Tenant. Tenant shall, throughout the Term, be responsible for performing all of Landlord's obligations under all such documents and agreements, including without limitation, all Contracts, as defined in the Purchase Agreement.


                                    ARTICLE 7
                                      LIENS

         Subject to Article 8, Tenant shall not, directly or indirectly, create or allow to remain and shall promptly discharge, at its expense, any lien, attachment, title retention agreement or claim upon the Leased Property or Tenant's leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by Article 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Article 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable (but will be paid in full by Tenant) or are for sums that are being contested in accordance with Article 8, (g) any Hotel Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 20 (h) Landlord Liens and (i) the Leasehold Mortgage to Marriott as permitted and contemplated in Section 0 hereof.


                                    ARTICLE 8
                               PERMITTED CONTESTS

         Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, "Claims") as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant's obligation to pay any Claims required hereunder to be paid by Tenant as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any mortgage, deed of trust or other agreement encumbering the Leased Property or any part thereof (Landlord agreeing that any such mortgage, deed of trust or other agreement shall permit Tenant to exercise the rights granted pursuant to this
Article 8) or any interest therein or result in a lien attaching to the Leased Property, unless such lien is fully bonded or is otherwise secured to the reasonable satisfaction of Landlord, (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant hereby indemnifies and holds harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Landlord in connection therewith or as a result thereof. Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees to assume and indemnify Landlord with respect to the same. Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been reimbursed by Tenant. If Tenant shall fail (x) to pay or cause to be paid any Claims when finally determined, (y) to provide reasonable security therefor, or (z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon Notice to Tenant, pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.


                                    ARTICLE 9
                                    INSURANCE

         9.1 General Insurance Requirements. Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of the Leased Property, keep (or cause Manager to keep) the Leased Property and all property located therein or thereon, insured against the risks and in the amounts as follows:

              (a) "All-risk" property insurance (and to the extent applicable, Builder's Risk Insurance) on the Improvements and all items of business personal property, including but not limited to signs, awnings, canopies, gazebos, fences and retaining walls, and all FAS, including without limitation, insurance against loss or damage from the perils under "All Risk" (Special) form, including but not limited to the following: fire, windstorm, sprinkler leakage, vandalism and malicious mischief, water damage, explosion of steam boilers, pressure vessels and other similar apparatus, and other hazards generally included under extended coverage, all in an amount equal to one hundred percent (100%) of the replacement value of the Improvements (excluding excavation and foundation costs), business personal property and FAS, without a co-insurance provision, and shall include an Agreed Value endorsement and a Law and Ordinance endorsement;

              (b) Ordinance or Law Coverage with limits of not less than one hundred percent (100%) of the full replacement cost of the Leased Property for Coverage A (Loss to the undamaged portion of the building), limits not less than $500,000 for Coverage B (Demolition Cost Coverage), and limits not less than $500,000 for Coverage C (Increased Cost of Construction Coverage);

              (c) Business income insurance to be written on Special Form (and on Earthquake and Flood forms if such insurance for such risks is required) including Extra Expense, without a provision for co-insurance, including an amount sufficient to pay at least twelve (12) months of Rent for the benefit of Landlord, as its interest may appear, and at least twelve (12) months of Cash Available For Lease Payments (for the Fiscal Year ending prior to the anniversary date of such insurance) less Rent for the benefit of Tenant;

              (d) Occurrence form  comprehensive  general  liability  insurance, including bodily injury and property damage, liquor liability, fire legal liability, contractual liability and independent contractor's hazard and completed operations coverage in an amount not less than $1,000,000 per occurrence/$2,000,000 aggregate;

              (e) Umbrella coverage which shall be on a following form for the General Liability, Automobile Liability, Employers' Liability, and Liquor Liability, with limits of not less than $50,000,000 per occurrence/aggregate;

              (f) Flood insurance (if the Leased Property is located in whole or in part within an area identified as an area having special flood hazards under the National Flood Insurance Program);

              (g) Worker's compensation coverage for all persons employed by Tenant on the Leased Property with statutory limits, and Employers' Liability insurance in an amount of at least $1,000,000 per accident/disease;

              (h) To the extent applicable, business auto liability insurance, including owned, non-owned and hired vehicles for combined single limit of bodily injury and property damage of not less than $1,000,000 per occurrence;

              (i) To the extent applicable, garage keepers legal liability insurance covering both comprehensive and collision-type losses with a limit of liability in an amount not less than $1,000,000 per occurrence; and

              (j) Such additional insurance as may be reasonably required, from time to time, by Landlord (including, without limitation, insurance requirements in the Franchise Agreement, any mortgage, security agreement or other financing permitted hereunder and then affecting the Leased Property, as well as any ground lease or easement agreement) or any Hotel Mortgagee, provided the same is customarily carried by a majority of comparable high quality lodging properties in the area.

              (k) If the Leased Property is located in an "earthquake prone zone" as determined by Landlord and Manager, Tenant shall maintain coverage for loss or damage caused by earthquake, but only to the extent that the same is available on commercially reasonable terms (for example, Tenant shall not be required to carry earthquake insurance if coverage is completely unavailable or if the cost is unreasonable) and Tenant shall provide Landlord with prompt Notice of the Unavailability or material restriction of earthquake coverage. In the event that Landlord and Manager shall fail to agree if the Leased Property is located in an "earthquake prone zone" the issue shall be promptly referred to EQE International, Inc. for its determination, which shall be binding on Landlord and Manager, and the costs of which shall be borne equally by Landlord and Manager. Landlord and Tenant agree that if EQE International Inc. is not available or willing to make such determination, Landlord and Manager shall select another recognized earthquake analysis company to make such determination. Tenant may provide such earthquake insurance through a blanket insurance program with limits adequate to protect the regional aggregate probable maximum loss for all properties in the applicable region in which the Hotel is located under the blanket program and Tenant shall provide Notice to Landlord if actual losses meet or exceed such limits.

         9.2 Waiver of Subrogation. Landlord and Tenant agree that with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

         9.3 General Provisions. The individual Hotel's allocated chargeback/deductible for general liability insurance and workmen's compensation insurance shall not exceed $100,000 unless such greater amount is agreeable to both Landlord and Tenant. The individual Hotel's property insurance deductible shall not exceed $250,000 unless such greater amount is agreeable to both Landlord and Tenant, or if a higher deductible for high hazard risks (i.e., wind or flood) is mandated by the insurance carrier. All insurance policies pursuant to this Article 9 shall have, and shall be issued by insurance carriers having, a general policy holder's rating of no less than A-/VII in Best's latest rating guide, and shall contain clauses or endorsements to the effect that (a) Landlord shall not be liable for any insurance premiums thereon or subject to any assessments thereunder, and (b) the coverages provided thereby will be primary and any insurance carried by any additional insured shall be excess and non-contributory to the extent of the indemnification obligation pursuant to
Section 9.5 below. All such policies described in Sections 9.1(a) through (d) shall name Landlord, CNL Hospitality Properties, Inc., and any Hotel Mortgagee as additional insureds, loss payees, or mortgagees, as their interests may appear and to the extent of their indemnity. All loss adjustments shall be payable as provided in Article 10. Tenant shall deliver certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy), which certificates shall state the nature and level of coverage reported thereby, as well as the amount of the applicable deductible. Upon Landlord's request, original copies of said policies shall be made available for Landlord's review at the Leased Property or Tenant's corporate headquarters during normal business hours. All such policies shall provide Landlord (and any Hotel Mortgagee if required by the same) thirty (30) days prior written notice of any material change or cancellation of such policy. In the event Tenant shall fail to effect such insurance as herein required, to pay the premiums therefor or to deliver such certificates to Landlord or any Hotel Mortgagee at the times required, Landlord shall have the right, but not the obligation, subject to the provisions of Section 12.5, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until (but excluding) the date repaid.

         9.4 Blanket Policy. Notwithstanding anything to the contrary contained in this Article 9, Tenant's obligation to maintain the insurance herein required may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant or Crestline, and as long as Manager is Marriott or an Affiliate of Marriott, Manager or Marriott or any Subsidiary of Manager or Marriott.

         9.5 Indemnification of Landlord. Except as expressly provided herein, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property of third parties occurring during the Term on or about the Leased Property or adjoining sidewalks or rights of way under Tenant's control, and (b) any use, misuse, condition, management, maintenance or repair by Tenant or anyone claiming under Tenant of the Leased Property or Tenant's Personal Property during the Term or any litigation, proceeding or claim by governmental entities to which Landlord is made a party or participant relating to such use, misuse, condition, management, maintenance, or repair thereof to which Landlord is made a party; provided, however, that Tenant's obligations hereunder shall not apply to any liability, obligation, claim, damage, penalty, cause of action, cost or expense arising from any gross negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees. Tenant, at its expense, shall defend any such claim, action or proceeding asserted or instituted against Landlord covered under this indemnity (and shall not be responsible for any duplicative attorneys' fees incurred by Landlord) or may compromise or otherwise dispose of the same. Notwithstanding the foregoing, indemnification with respect to Hazardous Substances is governed by Section 4.3. The obligations of Tenant under this Section 9.5 shall survive the termination of this Agreement for a period of three (3) years.


                                   ARTICLE 10
                                    CASUALTY

         10.1 Insurance Proceeds. Except as provided in the last clause of this sentence, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any property policy of insurance required by Article 9 (other than the proceeds of any business interruption insurance, which shall be payable directly to Landlord and Tenant as their interests may appear) shall be paid directly to Landlord, any Hotel Mortgagee, and Tenant, who shall all be required to deposit such proceeds with an escrow agent reasonably satisfactory to them pursuant to a mutually agreed upon form of escrow agreement (subject to the provisions of Section 10.2) and all loss adjustments with respect to property losses payable to Tenant shall require the prior written consent of Landlord; provided, however, that all such proceeds less than or equal to (i) Five Hundred Thousand Dollars ($500,000) (which amount shall be adjusted upward annually based on changes in the Index) if the Leased Property is insured under Marriott International, Inc.'s insurance program, or (ii) Two Hundred Fifty Thousand Dollars ($250,000) (which amount shall be adjusted upward annually based on changes in the Index) if the Leased Property is insured other than under Marriott's insurance program, shall be paid directly to Tenant (or Manager) and such losses may be adjusted without Landlord's consent. If Tenant is required to reconstruct or repair the Leased Property as provided herein, such proceeds shall be paid out by such escrow agent from time to time for the reasonable costs of reconstruction or repair of the Leased Property necessitated by such damage or destruction, subject to and in accordance with the provisions of Section 10.2.4. Any unexpended deductible amount and excess proceeds of insurance remaining after the completion of the restoration shall be retained by Tenant or, if escrowed, paid to Tenant. In the event that the provisions of Section 10.2.1 are applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to Section
10.2.1. All salvage resulting from any risk covered by insurance shall belong to Landlord, provided any rights to the same have been waived by the insurer.

         10.2  Damage or Destruction of Leased Property.

              10.2.1 Damage or Destruction of Leased Property. If, during the Term, the Leased Property shall be totally or partially destroyed and the Hotel located thereon is thereby rendered Unsuitable for Its Permitted Use, Tenant may, by the giving of Notice thereof to Landlord, terminate this Agreement, whereupon, this Agreement shall terminate and Landlord shall be entitled to retain the insurance proceeds payable on account of such damage.

              10.2.2 Partial Damage or Destruction. If, during the Term, the Leased Property shall be partially destroyed but the Hotel is not rendered Unsuitable for Its Permitted Use, Tenant shall, subject to Section 10.2.3, promptly restore the Hotel as provided in Section 10.2.4.

              10.2.3 Insufficient Insurance Proceeds. If the cost of the repair or restoration of the Leased Property exceeds the sum of the deductible and the amount of insurance proceeds received by Landlord and Tenant pursuant to Section 9.1, (other than Section 9.1(C))Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that, if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement). In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord's sole election by Notice to Tenant, given within sixty (60) days after Tenant's notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b). In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement by Notice to the other, whereupon, this Agreement shall terminate as provided in Section 10.2.1. It is expressly understood and agreed, however, that, notwithstanding anything in this Agreement to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible (other than the deductibles under any existing earthquake insurance maintained in accordance with Section 9.1; provided Tenant shall use the funds in the Reserve to pay such deductible up to $250,000 and shall be strictly liable and solely responsible for the amount of any deductible in excess of $250,000). If Tenant does not fund the deductible for earthquake insurance as aforesaid and there are insufficient funds or no funds available in the Reserve to pay the same, Landlord may - and where required by Section 10.3.3, Landlord shall - fund the deductible or applicable portion thereof in which event Minimum Rent shall be adjusted as provided in Section 3.1.1(b).

              10.2.4 Repairs. In the event Tenant is required to restore the Leased Property pursuant to Section 10.2, Tenant shall commence promptly and continue diligently to perform the repair and restoration of the Leased Property (hereinafter called the "Work"), so as to restore the Leased Property in compliance with all Legal Requirements and so that the Leased Property shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction. Subject to the terms hereof, the escrow agent shall be required to advance the insurance proceeds and any additional amounts payable by Landlord pursuant to Section 10.2.3 to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair. Any such advances shall be made not more than monthly within ten (10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord). Landlord may, at its option, require, prior to advancement of said insurance proceeds and other amounts by the escrow agent,
(a) approval of plans and specifications by an architect satisfactory to Landlord (which approval shall not be unreasonably withheld or delayed), (b) general contractors' estimates, (c) architect's certificates, (d) unconditional lien waivers of general contractors, major subcontractors and suppliers, if available, (e) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (f) deposit by Tenant of the applicable deductible amount with the escrow agent, (g) evidence of insurance coverage reasonably required in connection with such work, and (h) such other terms as a Hotel Mortgagee or lender of Landlord may reasonably require. Tenant's obligation to restore the Leased Property pursuant to this Article 10 shall be subject to the release of available insurance proceeds by the applicable Hotel Mortgagee to the escrow agent or directly to Tenant and, in the event such proceeds are insufficient, Landlord electing to make such deficiency available therefor (and placement of such deficiency with the escrow agent).

         10.3 Damage Near End of Term.

              10.3.1 Notwithstanding any provisions of Section 10.1 or 10.2 to the contrary, if damage to or destruction of the Leased Property occurs during the last twenty-four (24) months of the then Term (including any exercised Extended Term) and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is twelve (12) months prior to the end of such Term (including any exercised Extended Term), the provisions of Section 10.2.1 shall apply as if the Leased Property had been totally or partially destroyed and the Hotel rendered Unsuitable for its Permitted Use.

              10.3.2  Earthquake  Damage.   Notwithstanding  any  provisions  of
Section 10.1 or 10.2 to the contrary, and provided Tenant is required to maintain coverage for loss or damage caused by earthquake as contemplated by
Section 0, if (a) Material Earthquake Damage (as defined below) to the Leased Property occurs and (b) Tenant was not required to maintain insurance therefor pursuant to Section 9.1, Tenant shall have the right, by the giving of Notice thereof to Landlord within sixty (60) days after the date of the earthquake, to terminate this Agreement. If Tenant shall elect to so terminate this Agreement, this Agreement shall terminate as of the date of the earthquake, provided that Tenant shall pay to Landlord, on or before the date of such Notice, an amount equal to the lesser of (x) the Minimum Rent payable for the balance of the applicable Term (without giving effect to such termination but after giving effect to any exercised Extended Term), but in no event less than twenty percent (20%) of the total Purchase Price of the Leased Property, or (y) sixty percent
(60%) of the total Purchase Price of the Leased Property. Which payment may be made, at Tenant's election, by application of the Security Deposit.

         For purposes of this Section 10.3.2, "Material Earthquake Damage" shall mean damage or destruction of the Leased Property resulting from earthquake, the repair or restoration of which will cost in excess of an amount equal to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) multiplied by a fraction, the denominator of which shall be the Index for the nearest month prior to the date of this Agreement and the numerator of which shall be the Index for the nearest month prior to the date of such earthquake. The parties agree that Tenant's right to terminate this Agreement on account of damage to the Leased Property due to an earthquake which occurs at a time when Tenant is not required to maintain earthquake insurance pursuant to Section 0, shall be governed solely by the provisions of this Section 10.3.2 and not by the provisions of Section 10.2.

              10.3.3 Earthquake Repair Costs. It is expressly understood and agreed that, in the event that Tenant elects or is required to repair any damage or destruction to the Leased Property resulting from earthquake and as to which Tenant was not required to maintain insurance pursuant to Section 9.1 or as to which Tenant maintained coverage pursuant to Section 9.1, but the proceeds thereof, including the amounts of any deductible, are not sufficient to completely repair, rebuild and restore the Improvements, provided that not less than five (5) full Lease Years remain in the Term (including any exercised Extended Term), Tenant may use funds from the Reserve to pay for the restoration and repair costs and Landlord shall be obligated to pay additional funds into the Reserve to pay for restoration and repair costs (including any deductible and subject to Section 10.2.3) and Landlord shall be obligated to disburse additional funds subject to and upon the terms and conditions of Section 5.1.4(b).

         10.4 Tenant's Property. All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property shall be paid solely to Tenant and, to the extent necessary to repair or replace Tenant's Personal Property in accordance with Section 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant's Personal Property.

         10.5 Restoration of Tenant's Property. If Tenant is required to restore the Leased Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant and Tenant's Personal Property, or
(b) replace such alterations and improvements and Tenant's Personal Property with improvements or items of the same or better quality and utility in the operation of the Leased Property.

         10.6 No Abatement of Rent. This Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Leased Property (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder). The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction to the Leased Property and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

         10.7 Waiver. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property.


                                   ARTICLE 11
                                  CONDEMNATION

         11.1 Total Condemnation, Etc. If either (a) the whole of the Leased Property shall be taken by Condemnation or (b) a Condemnation of less than the whole of the Leased Property renders the Leased Property Unsuitable for Its Permitted Use, this Agreement shall terminate and Tenant and Landlord shall seek the Award for their interests in the Leased Property as provided in Section 11.6.

         11.2 Partial Condemnation. In the event of a Condemnation of less than the whole of the Leased Property such that the Leased Property is not rendered Unsuitable for Its Permitted Use, Tenant shall, to the extent of the Award and any additional amounts disbursed by Landlord as hereinafter provided, commence promptly and continue diligently to restore the untaken portion of the Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to such Condemnation, in full compliance with all Legal Requirements, subject to the provisions of this Section 11.2. If the cost of the repair or restoration of the Leased Property exceeds the amount of the Award, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement). In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord's sole election by Notice to Tenant (with courtesy copy to Manager) given within sixty (60) days after Tenant's Notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, following any disbursement by Landlord thereof and upon completion of such repairs, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b). In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement and the entire Award shall be retained by Landlord.

         11.3 Disbursement of Award. Subject to the terms hereof, Landlord, Tenant and any Hotel Mortgagee shall transfer any part of the Award received by them, respectively, together with severance and other damages awarded for the taken Leased Improvements and any deficiency Landlord or Tenant has agreed to pay, to an escrow agent reasonably satisfactory to all parties pursuant to an escrow agreement that is reasonably satisfactory to all parties, for the purpose of funding the cost of the repair or restoration. Such amounts shall be advanced by Escrow Agent to Tenant so as to permit payment for the cost of any restoration and repair, pursuant to the same terms and conditions as are set forth in Section 10.2.4. The obligations under this Section 11.3 to disburse the Award and such other amounts shall be subject to (a) the collection thereof and
(b) the release of such Award by the applicable Hotel Mortgagee. Tenant's obligation to restore the Leased Property shall be subject to the availability of the Award to fund the cost of such repair or restoration upon its compliance with this Section 11.3.

         11.4 Abatement of Rent. Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Leased Property. The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

         11.5 Temporary Condemnation. In the event of any temporary Condemnation of the Leased Property or Tenant's interest therein, this Agreement shall continue in full force and effect and Tenant shall continue to pay, in the manner and on the terms herein specified, the full amount of the Rent. Tenant shall continue to perform and observe all of the other terms and conditions of this Agreement on the part of the Tenant to be performed and observed. The entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant. Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore the Leased Property to the condition that existed immediately prior to such Condemnation, in full compliance with all Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration. For purposes of this
Section 11.5, a Condemnation shall be deemed to be temporary if the period of such Condemnation is not expected to, and does not, exceed twelve (12) months.

         11.6 Allocation of Award. Except as provided in Section 11.5 and the second sentence of this Section 11.6, the total Award shall be solely the property of and payable to Landlord. Any portion of the Award made for the taking of Tenant's leasehold interest in the Leased Property, loss of business during the remainder of the Term, the taking of Tenant's Personal Property, or Tenant's removal and relocation expenses shall be the sole property of and payable to Tenant (subject to the provisions of Section 11.2). In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.


                                   ARTICLE 12
                              DEFAULTS AND REMEDIES

         12.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

              (a) should Tenant fail to make any payment of Minimum Rent or Percentage Rent within three (3) Business Days after Notice thereof from Landlord to Tenant, or fail to make payment of any other Rent or any other sum (including, but not limited to, funding of the Reserve), payable hereunder when due and such failure shall continue for a period of ten (10) days after Notice thereof from Landlord to Tenant; or

              (b) should Tenant fail to maintain the insurance coverages required under Article 9 and such failure shall continue for three (3) Business Days after Notice thereof from Landlord to Tenant; or

              (c) subject to Article 8 relating to permitted contests, should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) and (b) above) and such default shall continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within fifteen (15) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed one hundred eighty
(180) days) as may be necessary to cure such default with all due diligence; or

              (d) should an "Event of Default" (as defined in each of the Other Leases) by Tenant, its successors or assigns, occur; or

              (e) should Tenant generally not be paying its debts as they become due or should Tenant make a general assignment for the benefit of creditors; or

              (f) should any petition be filed by or against Tenant under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or for any substantial part of the property of Tenant and such proceeding is not dismissed within ninety (90) days after institution thereof, or should Tenant take any action to authorize any of the actions set forth above in this paragraph; or

              (g) should Tenant cause or institute any proceeding for its dissolution or termination; or

              (h) should an event of default occur and be continuing under any mortgage or deed of trust which is secured by Tenant's leasehold interest hereunder or should the mortgagee under any such mortgage accelerate the indebtedness secured thereby or commence a foreclosure action in connection with said mortgage and such default shall continue for a period of thirty (30) days after notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within fifteen (15) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time as may be necessary to cure such default with all due diligence; or

              (i) unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8, should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated, discharged or fully bonded or otherwise secured to the reasonable satisfaction of Landlord within the later of
(a) one hundred and twenty (120) days after such attachment or levy, unless the amount in dispute is less than $500,000 (as adjusted each year by increases in the Index), in which case Tenant shall give notice to Landlord of the dispute but Tenant may defend in any suitable way, and (b) thirty (30) days after receipt by Tenant of Notice thereof from Landlord; it being understood and agreed that Tenant may commence a contest of such matter pursuant to Article 8 above following such Notice from Landlord;

              (j) should Tenant be in default under the Franchise Agreement, Management Agreement or Owner Agreement beyond any applicable cure period.

Then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement by giving Notice thereof to Tenant and upon the expiration of the time fixed in such Notice but in any event not less than seventy-five (75) days, this Agreement shall terminate and all rights of Tenant under this Agreement shall cease. Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant's breach of this Agreement, including without limitation, the right of re-entry upon the Leased Property upon and at anytime after the occurrence of an Event of Default.

              Landlord hereby agrees and consents to any cure of any Default or Event of Default tendered or performed by Marriott or any Affiliated Person of Marriott (whether prior to or after expiration of the Liquidity Facility Agreement provided by Marriott) within the same cure period afforded to Tenant herein.

         12.2 Remedies. None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Leased Property or any portion thereof, (c) the failure of Landlord to re-let the Leased Property or any portion thereof, nor (d) the re-letting of all or any portion of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or re-letting. In the event of any such termination, repossession or re-letting, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property through and including the date of such termination, repossession or re-letting. Thereafter, Tenant, until the end of what would have been the Term of this Agreement (assuming no extension beyond the then-current Term) in the absence of such termination, repossession or re-letting, and whether or not the Leased Property or any portion thereof shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination, repossession or re-letting not occurred, less the net proceeds, if any, of any re-letting of the Leased Property or any other operation of the Leased Property by Landlord (if Landlord repossesses the Leased Property), after deducting all reasonable expenses in connection with such re-letting, or operation, as applicable, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such re-letting (such expenses being hereinafter referred to as the "Re-letting Expenses"). Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

              At any time after such termination, repossession or re-letting, in addition to Landlord's right to receive any Rent owing and due up to and including the date of termination, repossession or re-letting under the preceding paragraph, Tenant shall pay to Landlord, at Landlord's election, as liquidated final damages incurred beyond the date of such termination, repossession or re-letting and in lieu of Landlord's right to receive any further damages due to the such termination, repossession or re-letting, the Re-letting Expenses incurred to date (and not theretofore paid by Tenant) and an amount equal to the present value (discounted at the Interest Rate) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination, repossession or re-letting (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Impositions and Percentage Rent would be the same as payments required for the immediately preceding thirteen Accounting Periods, or if less than thirteen Accounting Periods have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired Term of this Agreement (assuming no extension beyond the then-current Term) if the same remained in effect, over the fair market rental for the same period; provided, however, that Tenant shall be entitled to a credit from Landlord in the amount of any unapplied balance of the Security Deposit, and any portion of the security deposit under the Other Leases applied by Landlord to its damages under this Agreement, whereupon Landlord and its Affiliated Persons shall have no further obligation to pay the portion of the Security Deposit, or any portion of the security deposit under the Other Leases, so credited to Tenant or any of its Affiliated Persons. Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

              In case of any Event of Default, re-entry, expiration or dispossession by summary proceedings or otherwise, Landlord may (a) re-let the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property or any portion thereof as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of re-letting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Subject to the last sentence of this paragraph, Landlord shall in no event be liable in any way whatsoever for any failure to re-let all or any portion of the Leased Property, or, in the event that the Leased Property is re-let, for failure to collect the rent under such re-letting. To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder.
Landlord covenants and agrees, in the event of any such termination, repossession or re-letting as a result of an Event of Default, to use reasonable efforts to mitigate its damages.

         12.3 Waiver of Jury Trial. Landlord and Tenant hereby waive, to the maximum extent permitted by Applicable Laws, trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or in respect of any matter whatsoever arising out of or in any way connected with this Agreement, the relationship of Landlord and Tenant hereunder, Tenant's occupancy of the Leased Property, and/or any claim for injury or damage.

         12.4 Application of Funds. Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant's current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.

         12.5 Landlord's Right to Cure Tenant's Default. If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant, with a courtesy copy to Manager, (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Leased Property or any portion thereof for such purpose and take all such action thereon as, in Landlord's sole and absolute discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

         12.6 Security Deposit. Notwithstanding any term or provision to the contrary herein, in the event that this Agreement is terminated pursuant to
Section 12.1 or 12.2, Landlord shall be entitled to credit any unapplied balance of the Security Deposit as well as any security deposit applicable to the Other Leases (in accordance with Section 3.4(b)) to any claims or damages to which Landlord is entitled and to the extent that any portion of the Security Deposit remains after such credit, Landlord shall promptly refund such portion of the Security Deposit to Tenant. Upon any expiration or other termination of this Agreement, Landlord shall promptly refund any remaining portion (that is, after crediting any unapplied balance of the Security Deposit, as well as any security deposit applicable to the Other Leases (in accordance with Section 3.4(b)), to any claims or damages to which Landlord is entitled) of the Security Deposit to Tenant.

         12.7 Good Faith Dispute. If Tenant shall in good faith dispute the occurrence of any Default and Tenant, before the expiration of the applicable cure period, shall give Notice thereof to Landlord, setting forth, in reasonable detail, the basis therefor and, provided Tenant shall escrow disputed amounts, if any, pursuant to an escrow arrangement reasonably acceptable to Landlord and Tenant, no Event of Default shall be deemed to have occurred; provided, however, that in the event of any eventual adverse determination, Tenant shall pay to Landlord interest on any disputed funds at the Disbursement Rate, from the date demand for such funds was made by Landlord until the date of final adverse determination and, thereafter, at the Overdue Rate until paid.


                                   ARTICLE 13
                                  HOLDING OVER

              Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to one and one-half (1.50) times the Rent and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.


                                   ARTICLE 14
                 LANDLORD'S NOTICE OBLIGATIONS; LANDLORD DEFAULT

         14.1 Landlord Notice Obligation. Landlord shall give prompt Notice to Tenant and the Manager of any materially adverse matters affecting the Leased Property of which Landlord receives written notice or actual, conscious, present knowledge and, to the extent Tenant otherwise has no notice or actual knowledge thereof, Landlord shall be liable for any liabilities, costs, damages or claims (including reasonable attorneys' fees) arising from the failure to deliver such Notice to Tenant. Subject to Article 20, Landlord shall not enter into or amend any agreement directly affecting the operation of Leased Property or the cost of operating the Leased Property, without Tenant's prior written consent. As used in this Agreement, "Landlord's knowledge" or words of similar import shall mean the actual (and not constructive or imputed), conscious, present knowledge, without independent investigation or inquiry of Charles Muller, James Seneff, Robert Bourne, or Brian Strickland or any subsequent officer or employee of Landlord, or any Affiliated Person as to Landlord, having direct oversight responsibility for the transactions contemplated in this Agreement.

         14.2 Landlord's Default. Subject to Landlord's right to dispute its obligation in accordance with Section 5.1.4(b), if (a) Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement, (b) CHLP and/or CHP shall default in its obligations under the CHLP and CHP Guaranty, and any such default shall continue for a period of ten (10) days after Notice thereof with respect to monetary defaults, and thirty
(30) days after Notice thereof with respect to non-monetary defaults, from Tenant to Landlord and any applicable Hotel Mortgagee, or such additional period as may be reasonably required to correct the same, or (c) a Landlord Default (as defined therein) shall occur and be continuing under any of the Other Leases, Tenant may declare the occurrence of a "Landlord Default" under this Agreement by giving Notice of such declaration to Landlord and to such Hotel Mortgagee. Thereafter, Tenant may (but shall have no obligation to) cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant in curing the same, together with interest thereon from the date Landlord receives Tenant's invoice, at the Overdue Rate. Except as otherwise expressly provided herein to the contrary, Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

              If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof; provided, however, that in the event of any such adverse determination, Landlord shall pay to Tenant interest on any disputed amounts at the Disbursement Rate, from the date demand for such funds was made by Tenant until the date of final adverse determination and, thereafter, at the Overdue Rate until paid. Notwithstanding the foregoing, the provisions of Section 14.3 shall control in the event of a default under Section 5.1.4(b).

         14.3 Special Remedies for Certain Landlord Funding Default. In the event of any Landlord Default arising under Section 5.1.4(b), Tenant shall have the right, in Tenant's sole discretion, in addition to all other remedies of Tenant hereunder, to exercise any one or more of the following remedies:

              (a) Tenant may fund the deficient amounts and offset the aggregate amount thereof plus interest thereon from the date of funding at the Disbursement Rate against any Rent payable by Tenant subsequent to the date of advance pursuant to this Agreement and the Other Leases until recouped;

              (b) Tenant may terminate the Franchise Agreement with respect to the Leased Property and the franchise agreements with respect to any of the other Collective Leased Properties;

              (c) Tenant may, notwithstanding the provisions of Article 16, assign this Agreement or sublease all (but not less than all) of the Leased Property to a Person who is not an Affiliated Person as to Tenant or Manager; and/or

              (d) Tenant may terminate this Agreement and any of the Other Leases, whereupon, (i) any Other Leases remaining in effect shall be amended to
(x) eliminate any reference to this Agreement or any of the Other Leases so terminated in the definition therein of "Other Leases" and (y) eliminate any reference to the Leased Property and the leased property covered by any of the Other Leases so terminated in the definition therein of "Collective Leased Properties", and (ii) Landlord shall refund to Tenant any unapplied balance of the Security Deposit and shall refund any security deposit under any of the Other Leases so terminated to the tenant under such Other Leases.

         14.4 Special Remedy under Section 10.1 and 11.3. If Landlord or any Hotel Mortgagee shall fail to deposit insurance proceeds with an escrow agent as required by Section 10.1 or if Landlord shall fail to deposit any Award or any deficiency as required by Section 11.3 with an escrow agent as required by
Section 11.3, Tenant shall be entitled, in addition to all other remedies of Tenant hereunder, to the remedies listed in Sections 14.3(a) through (d), without the requirement of arbitration as described in Section 5.1.4(b).


                                   ARTICLE 15
                              TRANSFERS BY LANDLORD

         15.1 Transfer of Leased Property. Except for liens, encumbrances or title retention agreements which are governed by Article 20, and except for normal and customary easements reasonably required for the development and use of the Leased Property for hotel purposes and uses incidental thereto, Landlord shall not, without the prior written consent of Tenant, which consent may be given or withheld by Tenant in Tenant's sole and absolute discretion, sell, assign, transfer, convey or otherwise dispose of (a "Transfer") the Leased Property, or any portion thereof or interest therein, directly or indirectly (other than an interest, directly or indirectly, in Landlord which is governed by Section 15.3), (a) to any Person which, in Tenant's reasonable judgment: (i) is not a Person in which CHP owns and holds, directly or indirectly, a Controlling Interest and does not have sufficient financial resources to fulfill Landlord's obligations hereunder; (ii) is known in the community as being of bad moral character and/or is in control of or controlled by Persons who have been convicted of felonies in any state or federal court; (iii) itself is, or any of its Affiliated Persons is, a Competitor; or (iv) fails expressly to assume, in writing, the obligations of Landlord under this Agreement, (b) to any Person prior to the third (3rd) anniversary of the Transfer Date hereunder, or (c) if at the time of such Transfer the Liquidity Facility Agreement is still in effect and the Minimum Rent Coverage for the Leased Property is greater than the Aggregate Minimum Rent Coverage, unless in the case of this clause (c) the Person to which the Transfer is made is a Person in which CHP owns and holds, directly or indirectly, a Controlling Interest, in which case such Transfer may be made. For purposes of this Section 15.1, a Person shall not be deemed to be a Competitor solely by virtue of (i) the ownership of hotels, either directly or indirectly  through  Subsidiaries,  Affiliated  Persons  and  Entities,  or (ii)
holding a mortgage or mortgages secured by one or more hotels. Otherwise, subject to the provisions of Section 15.2, Landlord may Transfer the Leased Property, or any portion thereof or interest therein, to any Person without the consent of, but upon not less than sixty (60) days prior Notice to, Tenant. Within five (5) days following any request by Tenant, Landlord shall provide Tenant such information concerning the proposed transferee's financial condition, affiliations, ownership, business interests, and operations as may be reasonably necessary or appropriate in order for Tenant to determine if such proposed Transfer is consistent with the above provisions.

              Notwithstanding anything to the contrary herein contained, in the event of a transfer of Tenant's interest in this Agreement to any Entity in which Marriott or Crestline does not have a Controlling Interest, and if at any time thereafter Marriott or an Affiliated Person of Marriott is not managing the Leased Property and Landlord is, for any reason, not satisfied with the performance under this Agreement by such transferee of Tenant, then Landlord may, upon not less than sixty (60) days prior Notice to Tenant, elect to Transfer the Leased Property, but only in combination with the other Collective Leased Properties, and the restriction set forth in subclause (iii) in clause
(a) of Section 15.1 (that is, a Transfer to any Person which, in Tenant's reasonable judgment, itself is, or any of its Affiliated Persons is, a Competitor) shall not apply to any such Transfer of the Leased Property in combination with the other Collective Leased Properties.

         15.2 Conditions of Transfer. Any Transfer of the Leased Property permitted by Section 15.1 shall be subject to the prior or simultaneous satisfaction of the following conditions:

              (a) Landlord shall transfer its rights hereunder to the Security Deposit to the successor landlord and the Security Deposit with respect to the Leased Property shall continue to be held by the successor landlord in accordance with the terms and conditions set forth in Section 3.5;

              (b) The definition of "Other Leases" and "Collective Leased Properties" set forth in this Agreement shall be amended to eliminate any references to any of the Other Leases or Collective Leased Properties not simultaneously transferred to the successor to Landlord under this Agreement, and the references to "Other Leases" and "Collective Leased Properties" set forth in the Other Leases shall no longer include this Lease or the Leased Property;

              (c) Any transferee of Landlord pursuant to this Article 15 shall expressly assume, in writing reasonably satisfactory to Tenant, the obligations of Landlord under this Agreement, and the Owner Agreement and, upon such assumption and so long as such transferee is not an Affiliated Person of Landlord or CHP, then Landlord shall be released from all liabilities and obligations of the landlord hereunder accruing after the date of the transfer, assignment and assumption;

              (d) Any overpayments of Rent (to the extent determinable) held by Landlord shall be refunded to Tenant prior to such Transfer;

              (e) If the transferee is an Affiliated Person of Landlord or CHP, then Landlord and CHP shall expressly guarantee in writing reasonably satisfactory to Tenant, or confirm in writing reasonably satisfactory to Tenant their continuing guarantee of, the obligations of such transferee under this Agreement and the Owner Agreement;

              (f) Any amounts owed by Landlord to Tenant shall be paid in full;

              (g) Any amounts owed by the respective landlord to the respective tenant under each of the Other Leases shall be paid in full.

         15.3 Transfer of Interest in Landlord. For purposes of this Article 15, any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, by merger, operation of law or otherwise, in a single transaction or a series of transactions, of any interest in Landlord or any Person having an interest in Landlord, directly or indirectly, shall be and constitute a Transfer of the Leased Property; provided, however, that if the proposed transferee is not, in Tenant's reasonable judgment, (a) known in the community as being of bad moral character or in which any Person who has been convicted of a felony in any state or federal court holds a Controlling
Interest, or (b) itself a Competitor, and none of its Affiliated Persons is a Competitor, then, so long as the interest to be transferred to such transferee is less than a Controlling Interest, and so long as immediately following such transfer CHP, directly or indirectly, continues to own and hold a Controlling Interest in Landlord, the other restrictions set forth in Section 15.1 shall not apply to such transfer; and provided further, however, that the provisions of
Section 15.1 shall not apply to any transfer of interests in CHP, directly or indirectly, or in any Entity that has an interest in CHP, directly or indirectly, so long as CHP is a publicly traded company (whether or not such interests are traded on a public stock exchange), if and so long as such transfer does not result, directly or indirectly, in a Competitor owning a Controlling Interest in CHP, nor shall the provisions of Section 15.1 apply to any transfer of interests in Landlord, directly or indirectly (or in any Entity that has an interest in Landlord, directly or indirectly), to any Person which is not an Affiliated Person of Landlord or CHP, if and so long as such transfer does not result in or entail, directly or indirectly, either concurrent with the transfer or subsequent thereto, CHP or a wholly-owned Subsidiary of CHP no longer continuing to possess the sole power, as the sole general partner of Landlord, to direct or cause the direction of the management and policies of Landlord, whether such cessation of power occurs by contract, by conversion of the general partner interest of CHP or its wholly-owned Subsidiary in Landlord to a limited partner interest, by conversion of Landlord to a corporation or other Entity, or otherwise. Landlord shall deliver to Tenant at least sixty (60) days prior Notice of any transfer of interests herein contemplated, other than transfers of limited partner interests in Landlord (specifically excluding any general partner interests in Landlord), and other than transfers of interests in any publicly traded company (whether or not such interests are traded on a public stock exchange).

              Notwithstanding anything to the contrary herein contained, a voluntary sale, assignment, transfer or other disposition, for value, by merger, operation of law or otherwise, in a single transaction or a related series of transactions, of all or substantially all of the interests in CHLP or CHP, or all or substantially all of the assets of CHLP or CHP (in either event, a "Sale of the Entity"), shall not be deemed a Transfer of the Leased Property. For purposes hereof, "substantially all of the interests in CHLP" shall mean all of the general partner interests and not less than ninety percent (90%) of the limited partner interests in Landlord; "substantially all of the interests in CHP" shall mean not less than ninety percent (90%) of the outstanding capital stock of CHP; and "substantially all of the assets of CHLP or CHP" shall mean not less than ninety percent (90%) of the respective total assets owned by CHLP or CHP, respectively.


                                   ARTICLE 16
                            SUBLETTING AND ASSIGNMENT

         16.1 Subletting and Assignment.

              (a) Except as  provided  in  Sections  5.4, 0 16.3,  0 and in this
Section 16.1, Tenant shall not, without Landlord's prior written consent, (which may be given or withheld by Landlord in its sole discretion) assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease (which term shall be deemed to include the granting of concessions, licenses and the like), all or any part of the Leased Property or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Leased Property by anyone other than Tenant, or the Leased Property to be offered or advertised for assignment or subletting; provided, however, that Tenant may, without Landlord's consent, (i) sell, transfer, assign or convey its interest in this Agreement to a direct or indirect Subsidiary of Crestline or Marriott so long as (x) such Subsidiary shall expressly assume the obligations of Tenant under this Agreement, and (y) all of the interests in such Subsidiary shall be pledged to Landlord pursuant to a pledge agreement on substantially the same form as the Membership Interest Pledge Agreement, whereupon the transferor Tenant shall thereupon be released from all liabilities and obligations of Tenant accruing hereunder after the date of such transfer by the transferor Tenant and the then-existing pledge of interests in the Tenant pursuant to the Membership Interest Pledge Agreement shall be released and (ii) mortgage Tenant's interest in the Leased Property to Marriott to secure advances made by Marriott under the Liquidity Facility Agreement pursuant to Section 16.6 hereof. For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include the following (for purposes of this Section 16.1, a "Corporate Transfer"): any direct or indirect transfer of any interest in Tenant such that Tenant shall cease to be a direct or indirect Subsidiary of Crestline or Marriott, or any transaction pursuant to which Tenant is merged or consolidated with another Entity which is not Crestline or Marriott or a Subsidiary of Crestline or Marriott, or pursuant to which all or substantially all of Tenant's assets are transferred to any other Entity other than Crestline or Marriott or a Subsidiary of Crestline or Marriott, as if such change in control or transaction were an assignment of this Agreement but shall not include any involuntary liens or attachments contested by Tenant in good faith in accordance with Article 8.

              (b) Notwithstanding the foregoing, Landlord's consent shall not be required for a Corporate Transfer or a sale, transfer, assignment or other conveyance of Tenant's interest in this Agreement that occurs following the third (3rd) anniversary of the Commencement Date so long as (i) the Leased Property will be managed by Marriott or a wholly-owned Subsidiary of Marriott pursuant to a Management Agreement, the term of which shall coincide with the term of this Agreement, including extensions; (ii) the party to whom such transfer is made is not, in Landlord's reasonable judgment, known in the community as being of bad moral character and/or is not in control of or controlled by persons who have been convicted of felonies in any state or federal court; and (iii) following such transfer, the new Tenant satisfies the requirements set forth in Section 21.4. Upon a transfer described in this
Section 16.1(b), and so long as the transferee is not an Affiliated Person of Crestline, Tenant or Marriott, (x) the transferor Tenant and all of its Affiliated Persons shall be released from all liabilities and obligations of Tenant accruing hereunder after the date of such transfer, and (y) the then-existing pledge of interests in the Tenant pursuant to the Membership Interest Pledge Agreement shall be released and the interests in the transferee Tenant shall be pledged to Landlord pursuant to a pledge agreement on substantially the same form as the Membership Interest Pledge Agreement. Tenant shall deliver notice of any such proposed transfer to Landlord at least thirty
(30) days prior to any such transfer and shall, within five (5) days following any request by Landlord, provide Landlord such information as may be reasonably necessary or appropriate in order for Landlord to determine if such proposed transfer is consistent with the above provisions.

              (c) If this Agreement is assigned or if the Leased Property or any part thereof is sublet (or occupied by anybody other than Tenant) in violation of this Agreement, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

              (d) Except as set forth in Section 16.1(a) or (b), no subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1. No assignment, subletting or occupancy shall affect any Permitted Use. Any subletting, assignment or other transfer of Tenant's interest under this Agreement in contravention of this
Section 16.1 shall be voidable at Landlord's option.

              (e) Following a transfer described in Section 16.1(a) or (b) above by the original Tenant under this Agreement, when giving notice to the transferee Tenant (the "New Tenant") with respect to any default under the provisions of this Agreement, Landlord will also deliver a copy of such notice to the original Tenant (the "Transferor"), and the Transferor or the Manager will have the same period of time after the giving of such notice in which to remedy or cure the default as is given to the New Tenant under this Agreement; it being understood and agreed that the Transferor and the Manager will have no duty or obligation to remedy or cure such default. Further, any Subsidiary or Affiliated Person of Crestline or Marriott, including without limitation, the Transferor if it is then a Subsidiary or Affiliated Person of Crestline or Marriott (in either case, a "Qualified Transferee"), may become the Tenant under this Agreement, by an assignment from the New Tenant, provided such assignee shall comply with Section 21.4. If prior to such assignment from the New Tenant, Landlord elects to terminate this Agreement by virtue of such default, or to exercise its rights and remedies as a secured party under the Membership Interest Pledge Agreement (or any successor pledge agreement), Landlord shall deliver to the Transferor and the Manager written notice of Landlord's election to so terminate this Agreement or to exercise its rights and remedies as a secured party under the Membership Interest Pledge Agreement (or such successor pledge agreement), which notice shall be delivered at least ten (10) Business Days prior to the effective date of such termination or exercise. Within such ten (10) Business Day period, a Qualified Transferee may elect by written notice to Landlord to immediately enter into a new lease of the Leased Property for a term of thirty (30) days, at the Rent (payable on a prorated basis for said 30-day period in advance upon the full execution and delivery of the new lease), and otherwise upon the covenants, terms and provisions herein contained. Prior to the expiration of the said 30-day term of the new lease, the Qualified Transferee may elect by written notice to Landlord, accompanied by payment to Landlord of all amounts due Landlord under this Agreement, to extend the term of the new lease for the remainder of the Term which would have existed but for such termination, at the Rent and upon the covenants, terms and provisions herein contained. It is expressly understood and agreed that the rights and privileges under this Section 16.1(e) shall not accrue to any Tenant, except as to a Qualified Transferee which becomes the Tenant under this Agreement.

         16.2 Required Sublease Provisions. Any sublease of all or any portion of the Leased Property entered into on or after the date hereof shall provide
(a) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (b) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and, except as provided below, such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Hotel Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant,
(iii) be bound by any previous prepayment of more than one (1) Accounting Period, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the Leased Property or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant, or
(viii) be required to remove any Person occupying any portion of the Leased Property; and (c), in the event that such subtenant receives a written Notice from Landlord or any Hotel Mortgagee stating that an Event of Default has occurred and is continuing, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct. All rentals received from such subtenant by Landlord or the Hotel Mortgagee, as the case may be, shall be credited against the amounts owing by Tenant under this Agreement and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. An original counterpart of each such sublease duly executed by Tenant and such subtenant shall be delivered promptly to Landlord and Tenant shall remain liable for the payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder. The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in
Section 16.1(a). No subtenant that is an Affiliated Person of Tenant shall be required to attorn to Landlord as set forth above in this Section 16.2.

         16.3 Permitted Sublease and Assignment. Notwithstanding the foregoing, but subject to the provisions of Section 16.4 and any other express conditions or limitations set forth herein, Tenant may, without Landlord's consent, (a) sublease space at the Leased Property designated on the Plans and Specifications (as defined in the Purchase Agreement) for newsstand, gift shop, parking garage, health club, restaurant, bar, retail, food concession, arcades, game rooms, rental car desk, travel office or commissary purposes or similar concessions in furtherance of the Permitted Use; (b) sublease additional space at the Leased Property for any such ancillary uses, so long as such additional subleases do not demise, in the aggregate, in excess of 600 square feet (exclusive of any parking garage subleases), and will not violate or affect any Legal Requirement or Insurance Requirement; (c) sublease space at the Leased Property for use by Marriott or any Affiliated Person of Marriott for time-share sales and/or marketing activities, so long as such subleases do not demise, in the aggregate, in excess of six hundred (600) square feet of area; (d) in the event that there is a Corporate Transfer permitted pursuant to Section 16.1(b), as a result of which all or substantially all of the assets with respect to one or two, but not all, of the Residence Inn, Courtyard, SpringHill Suites or TownePlace Suites brands are transferred to a Person that is not an Affiliated Person as to Marriott, sublease the Leased Property or assign Tenant's rights under this Agreement to an Entity wholly-owned, directly or indirectly, by Marriott which retains all or substantially all of the assets of the brand or brands not so transferred. Any sublease of space to any Affiliated Person of Tenant or Marriott shall be on commercially reasonable terms; provided, however, that any sublease of space to or for use by Marriott or any Affiliated Person of Marriott for time-share sales and/or marketing activities (which shall not cover more than six hundred (600) square feet of area without Landlord's prior written consent) shall not be required to be on commercially reasonable terms.

         16.4 Sublease Limitation. For so long as Landlord or any Affiliated Person as to Landlord shall seek to qualify as a real estate investment trust, anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet the Leased Property on any basis such that the rental to be paid by any sublessee thereunder would be based, in whole or in part, on either
(a) the income or profits derived by the business activities of such sublessee, or (b) any other formula such that any portion of such sublease rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

         16.5 Leasehold Mortgage to Marriott

              (a)  Leasehold Mortgage

              Landlord and Tenant acknowledge and agree that simultaneous with the execution and delivery of this Agreement, Tenant shall mortgage its interest in this Agreement to Marriott to secure Tenant's obligations to Marriott pursuant to the Liquidity Facility Agreement. Tenant and Marriott acknowledge and agree that such mortgage and all rights of Marriott thereunder are and shall at all times be junior, subordinate and inferior to Landlord's rights and interests hereunder.

              (b) Default Notice

              Landlord, upon providing Tenant any notice of: (i) default under this Agreement, (ii) a termination of this Agreement, or (iii) a matter on which Landlord may predicate or claim a default (provided Landlord is so obligated to provide a notice with regard to the foregoing items (i), (ii) and (iii) pursuant to the terms of this Agreement), shall also provide a copy of such notice to Marriott. Marriott may remedy any default or acts or omissions which are the subject matter of such notice within any cure period provided to Tenant under this Agreement and Landlord shall accept such performance by Marriott as if the same had been done by Tenant. Tenant authorizes Marriott to take any such action at Marriott's option and hereby authorizes entry upon the premises by Marriott for such purpose.

              If the Tenant default is a non-monetary default, provided Marriott commences in good faith and with reasonable diligence and continuity to cure and comply with all non-monetary requirements of this Agreement then in default, Marriott shall have a reasonable period of time not to exceed 30 days beyond the expiration of Tenant's cure period to cure such default.

              (c) Procedure on Default

                       (i) If Landlord shall elect to terminate this Agreement by reason of any default of Tenant, Landlord agrees that the termination of this Agreement shall be extended for a period of six months, provided that Marriott shall, during such period:

                             (1) Notify  Landlord  prior to  termination of this
Agreement that Marriott desires an extension of such termination.

                             (2) Pay or cause  to be paid all Rent due  Landlord
under this Agreement when due, and shall continue to perform all of Tenant's other obligations to Landlord under this Agreement; and

                             (3) If not enjoined or stayed,  diligently take all
steps required to acquire or sell Tenant's interest in this Agreement by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with due diligence.

                       (ii) If at the end of such six (6) month period Marriott is complying with subsection 16.6(c)(i) hereof, and provided Marriott continues to comply with subsection 16.6(c)(i), and to perform all obligations of Tenant hereunder, this Agreement shall not then terminate, and the time for completion by Marriott of its proceedings shall continue so long as Marriott is enjoined or stayed and thereafter for so long as Marriott proceeds to complete steps to acquire or sell Tenant's interest in this Agreement by foreclosure of the Leasehold Mortgage or by other appropriate means with diligence and continuity. Nothing in this subsection 16.6(c), however, shall be construed to extend this Agreement beyond the original Term thereof as extended by any options to extend the Term of this Agreement properly exercised by Tenant or Marriott in accordance with Section 2.4, nor to require Marriott to continue such foreclosure proceedings after the default has been cured. If the default shall be cured and Marriott shall discontinue such foreclosure proceedings, this Agreement shall continue in full force and effect as if Tenant had not defaulted under this Agreement.

                       (iii) If  Marriott  is  complying  with  this  subsection
16.6(c), upon the acquisition of Tenant's estate herein by Marriott, or Marriott's designee or any other purchaser at a foreclosure sale expressly authorized by this Agreement as a successor in interest to Tenant, and the discharge of any lien, charge or encumbrance against the Tenant's interest in this Agreement which is junior in priority to the lien of the Leasehold Mortgage held by Marriott, this Agreement shall continue in full force and effect as if Tenant had not defaulted under this Agreement and such permitted designee or purchaser shall be the Tenant hereunder.

                       (iv) For the purposes of this section, the making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Agreement or of the Tenant's leasehold estate hereby created, nor shall Marriott, as such, be deemed to be an assignee or transferee of this Agreement or of the leasehold estate hereby created so as to require Marriott, as such, to assume the performance of any of the terms, covenants or conditions on the part of the Tenant to be performed hereunder, but any permitted purchaser at any sale of Tenant's interest in this Agreement and of the leasehold estate hereby created in any proceedings for the foreclosure of the Leasehold Mortgage, including Marriott if Marriott is the purchaser, or any permitted assignee or transferee of this Agreement and of the leasehold estate hereby created under any instrument of assignment or transfer in lieu of the foreclosure of the Leasehold Mortgage, shall be deemed to have assumed and agreed to perform and shall by separate instrument acceptable to Landlord agree to assume and to perform, all of the terms, covenants, obligations and conditions on the part of the Tenant to be performed hereunder. Provided, however, for purposes of this Section, any purchase, assignment or transfer must be in accordance with the terms of this Agreement and any purchaser, assignee, transferee or designee must be permitted under the terms of Section 16.1 of this Agreement. Any purchase, transfer or assignment which does not meet such requirements shall not be permitted and shall be void as to Landlord and a default under this Agreement. Further, any subsequent assignment or transfer by any permitted purchaser, assignee or transferee shall be subject to and governed by the terms of this Agreement.


                                   ARTICLE 17
                 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

         17.1 Estoppel Certificates. At any time and from time to time, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other a certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that to its knowledge no Default or an Event of Default by the other party has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request. If such additional information reasonably requires more than ten (10) Business Days to provide, the party furnishing such information shall be entitled to such additional period to respond to such request as may be reasonably required under the circumstances. Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Leased Property or the leasehold estate created hereby.

         17.2 Financial Statements. Within thirty (30) days after the end of each Accounting Period, Tenant shall furnish to Landlord an unaudited operating statement for the Hotel, including occupancy percentages and average rate. In addition, Tenant shall provide Landlord with information relating to Tenant and its operation of the Leased Property that (a) may be required in order for Landlord to prepare financial statements in accordance with GAAP or to comply with applicable securities laws and regulations and the SEC's interpretation thereof and (b) is of the type that the Marriott and its Affiliated Persons customarily prepare for other hotel owners; provided, however, that (i) Tenant reserves the right, in good faith, to challenge and require Landlord to use commercially reasonable efforts to challenge any assertion by the SEC, any other applicable regulatory authority, or Landlord's independent public accountants that applicable law, regulations or GAAP require the provision or publication of Proprietary Information, (ii) Landlord shall not, without Tenant's consent (which consent shall not be unreasonably withheld, delayed or conditioned), acquiesce to any such challenged assertion until Landlord has exhausted all reasonable available avenues of administrative review, and (iii) Landlord shall consult with Tenant in pursuing any such challenge and will allow Tenant to participate therein if and to the extent that Tenant so elects. Landlord acknowledges that the foregoing does not constitute an agreement by Tenant either to join in any Landlord filing with or appearance before the SEC or any other regulatory authority or to take or consent to any other action which would cause Tenant to be liable to any third party for any statement or information other than those statements incorporated by reference pursuant to clause (a) above. Any and all costs and expenses incurred by Tenant, including without limitation reasonable attorneys fees and expenses, in connection with providing information to Landlord in connection with any challenge to an SEC assertion (including Tenant's consultation or participation with Landlord in respect of same) shall be reimbursed to Tenant by Landlord within ten (10) days following written demand by Tenant. If Landlord fails to so reimburse Tenant within said 10-day period Tenant shall be entitled to offset against Rent thereafter coming due any such unreimbursed sums, together with interest thereon at the Disbursement Rate from the date of such demand to the date actually paid or offset.

              Subject to any Hotel Mortgagee entering into such confidentiality agreement with Tenant as Tenant may reasonably require, Landlord may at any time, and from time to time, provide any Hotel Mortgagee with copies of any of the foregoing statements.

              In addition, Landlord shall have the right, from time to time at Landlord's sole cost and expense, upon ten (10) Business Days Notice, during Tenant's customary business hours, to cause Tenant's books and records with respect to the Leased Property to be audited by auditors selected by Landlord at the place where such books and records are customarily kept, provided that, prior to conducting such audit, Landlord shall enter into a confidentiality agreement with Tenant, such agreement to be in form and substance reasonably satisfactory to Landlord, Tenant and the Manager. The cost of any audit shall be borne by Landlord. Not more than one (1) such audit shall be conducted within any twelve (12) month period.

         17.3 General Operations. Tenant shall, or Manager, at Tenant's direction shall, furnish to Landlord, not less than seventy-five (75) days after the commencement of any Fiscal Year (or thirty (30) days after the Commencement Date in the case of the first Fiscal Year during the Term), or at such earlier time as Manager may be obligated to furnish to any other owner of a Marriott managed property, proposed annual budgets in a form consistent with the then standards for the same brand of hotels as the Hotel setting forth projected income and costs and expenses projected to be incurred by Tenant in managing, leasing, maintaining and operating the Hotel during the then current Fiscal Year or portion thereof if this Agreement commences or ends during a Fiscal Year. In addition, at Landlord's request, Tenant, and Manager at Tenant's direction, shall meet with Landlord on a quarterly basis to discuss the Reserve Estimate, the Building Estimate, the annual budgets and any other items related to the operation of the Hotel, which Landlord wishes to discuss.


                                   ARTICLE 18
                           LANDLORD'S RIGHT TO INSPECT

              Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property at reasonable times of the day upon not less than twenty-four (24) hours' Notice, and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant's use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

                                   ARTICLE 19
                         ALTERNATIVE DISPUTE RESOLUTION

         19.1 Negotiation. Any and all disputes or disagreements arising out of or relating to Landlord's disapproval of any Building Estimate or any item within any Building Estimate pursuant to Section 5.1.3 above, or Landlord's obligations to disburse funds pursuant to Section 5.1.4(b), shall be resolved through negotiations or, at the election of either party, if the dispute is not so resolved within 30 days after Notice from either party commencing such negotiations, through binding arbitration conducted in accordance with Section 19.2.

         19.2 Arbitration.

              (a) The party electing arbitration pursuant to Section 19.1 as a result of a dispute described in Section 5.1.3(d) or Section 5.1.4(b) shall give Notice to that effect to the other party and shall in such Notice appoint an individual as arbitrator on its behalf. Within 15 days after such Notice, the other party, by Notice to the initiating party, shall appoint a second individual as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third individual, and such three arbitrators shall as promptly as possible determine such dispute; provided, however, that:

                       (i)  if  the  second   arbitrator  shall  not  have  been
appointed as aforesaid, the first arbitrator shall proceed to determine such dispute; and

                       (ii) if the two (2) arbitrators appointed by the parties shall be unable to agree, within 15 days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written Notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of a third arbitrator within 15 days after the arbitrators appointed by the parties give Notice as aforesaid, then either of the parties upon Notice to the other party may request such appointment by the then Chief Judge of the United States District Court for the District within the State in which the Leased Property is located, or in such Judge's absence, refusal, failure or inability to act, may apply for a court appointment of such third arbitrator.

              (b) Each arbitrator shall be a fit and impartial nationally recognized hotel consulting firm with at least ten years' experience in consulting with owners, operators, lenders, and/or franchisors in the operation of hotel properties operated under nationally recognized name brands.

              (c) The arbitration shall be conducted within the State in which the Leased Property is located and, to the extent consistent with this Section 19.2, in accordance with the rules of the American Arbitration Association. The arbitrators shall render their decision in accordance with Section 5.1.3(d) or
Section 5.1.4(b), as applicable, upon the concurrence of at least two of their number, within 30 days after the appointment of the third arbitrator (or, if only one arbitrator, pursuant to 19.2(a)(i.), then by such arbitrator within 45 days of his or her appointment). Such decision and award shall be in writing and shall be final, binding and enforceable against the parties and shall be non-appealable, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

              (d) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator (or the one arbitrator, if only one arbitrator is appointed pursuant to Section 19.2(a)(i.)) and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.


                                   ARTICLE 20
                                 HOTEL MORTGAGES

         20.1 Landlord May Grant Liens.

              (a) Without the consent of Tenant but subject to the provisions of
Section 20.1(b) and (c), Landlord may, subject to the terms and conditions set forth in this Section 20.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing, provided that any such Encumbrance (together with any other
Encumbrance that may encumber the Leased Property (and, if applicable, the Collective Leased Properties)) shall not secure a maximum principal amount in excess of (i) seventy percent (70%) of the fair market value of Landlord's interest in the Leased Property, (if such loan is secured on a leased property by leased property basis without cross-collaterizations), or (ii) the greater of sixty percent (60%) of the fair market value of Landlord's interest in the Collective Leased Properties, or sixty percent (60%) of the aggregate Purchase Price for the Collective Leased Properties pursuant to the Purchase Agreement, or (iii) the greater of (x) sixty percent (60%) of the aggregate fair market value of Landlord's interest in the Collective Leased Properties which secure such Encumbrance, plus sixty percent (60%) of the fair market value of Landlord's interest in such other Marriott brand properties which secure such Encumbrance if secured by the Leased Property and/or one or more of the other Collective Leased Properties and/or other Marriott brand properties, or (y) sixty percent (60%) of the sum of the aggregate maximum Allocable Purchase Price of the Collective Leased Properties pursuant to the Purchase Agreement which secure such Encumbrance, plus sixty percent (60%) of the fair market value of Landlord's interest in such other Marriott brand properties which secure such Encumbrance if secured by the Leased Property and/or one or more of the other Collective Leased Properties and/or other Marriott brand properties. Any such Encumbrance shall provide (subject to Section 20.2) that it is subject to the rights of Tenant under this Agreement. Landlord shall not cross collateralize the Leased Property with any property which is not flagged as a Marriott branded hotel. Landlord agrees not to enter into any Encumbrance that would allow the Hotel Mortgagee to apply any insurance proceeds or Award to the debt secured by the Encumbrance but may enter into an Encumbrance that allows the Hotel Mortgagee to hold and disburse insurance proceeds or any Award to be used, pursuant to the terms of this Agreement, to repair, rebuild or restore the Leased Property according to usual and customary procedures (which procedures shall be subject to Tenant's reasonable approval) for disbursement of construction loan proceeds. For purposes hereof, the fair market value of Landlord's interest in a property shall be based only on the valuation of the rental or other income owing to Landlord pursuant to the terms of this Agreement and any other applicable lease, management, franchise or like agreement, assuming this Agreement and such other lease, management, franchise or like agreement will remain in place in perpetuity regardless of the expiration date thereof. Tenant may dispute the determination of the fair market value of Landlord's interest in a property or properties, in which case the fair market value of Landlord's interest in such property or properties shall be determined by mutual agreement between two (2) appraisers, each with at least ten (10) years of professional experience as an appraiser of comparable lodging properties, one appointed by Landlord and the other appointed by Tenant promptly following Tenant's notice of dispute. If the two (2) appraisers so appointed are unable to agree upon such fair market value within forty-five (45) days after their appointment, then they shall promptly appoint a third appraiser with like qualifications who shall complete his appraisal within thirty (30) days after appointment, and the decision of the third appraiser shall be final and binding on Landlord and Tenant. The fees and expenses of each of the first two (2) appraisers shall be paid by the party appointing the appraiser, and the fees and expenses of the third appraiser, if appointed, shall be shared equally by Landlord and Tenant.

              (b) Prior to creating or otherwise causing to exist any Encumbrance on the Leased Property, Landlord shall give Notice to Tenant of its proposal with regard to an Encumbrance including reasonably adequate information for Tenant to determine whether the loan to value limitations set forth in
Section 20.1(a) will be satisfied.

              (c) As a condition to creating or causing to exist any Encumbrance on the Leased Property, Landlord shall cause the holder of such Encumbrance to enter into an agreement containing the terms set forth in Section 0.

         20.2 Subordination of Lease. Subject to Section 20.1 and this Section 20.2, upon Notice from Landlord, Tenant shall execute and deliver an agreement, in form and substance reasonably satisfactory to Landlord and Tenant, subordinating this Agreement to any Encumbrance permitted pursuant to Section 20.1; provided, however, that such subordination shall be on the express condition that the terms of this Agreement shall be recognized by the mortgagee or holder of the deed of trust and any purchaser of the Leased Property at any foreclosure sale (a "Successful Purchaser") and that such mortgagee, holder or Successful Purchaser shall honor and be bound by this Agreement and that, notwithstanding any default by Landlord under such Encumbrance or any foreclosure thereof, Tenant's possession of the Leased Property and rights and obligations under this Agreement shall not be affected thereby and this Agreement shall not be terminated other than in accordance with its terms. The foregoing agreements shall be binding on any purchaser of the Leased Property at foreclosure. Any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate, is herein called a "Superior Mortgage" and the holder, trustee or beneficiary of a Superior Mortgage is herein called "Superior Mortgagee". Tenant shall have no obligations under any Superior Mortgage other than those expressly set forth in this Section 20.2. If any Superior Mortgagee or the nominee or designee of any Superior Mortgagee or any Successful Purchaser, shall succeed to the rights of Landlord under this Agreement (any such person, "Successor Landlord"), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, such Successor Landlord shall recognize Tenant's rights under this Agreement as herein provided and Tenant shall attorn to and recognize the Successor Landlord as Tenant's landlord under this Agreement and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Agreement), whereupon, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) bound by any modification of this Agreement subsequent to such Superior Mortgage, or by any previous prepayment of Minimum Rent or Percentage Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto, (d) liable to Tenant beyond the Successor Landlord's interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, or (e) required to remove any Person occupying the Leased Property or any part thereof, except if such person claims by, through or under the Successor Landlord; provided, however, that any offset rights of Tenant pursuant to Section 14.3(a) that, prior thereto, accrued in Tenant's favor shall continue and Tenant shall be entitled to offset the remaining balance of such deficient amounts plus interest therein from the date of funding at the Disbursement Rate against Rent payable by Tenant to such Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid and Landlord agrees to provide Tenant with an instrument of nondisturbance and attornment from each such Superior Mortgagee and Successor Landlord in form and substance reasonably satisfactory to Tenant. Notwithstanding the foregoing, Landlord, any Successor Landlord and/or Superior Mortgagee shall be liable to pay to Tenant any portions of insurance proceeds or Awards received by the Landlord, Successor Landlord and/or Superior Mortgagee, respectively, and required to be paid to Tenant or otherwise applied to the cost of repair, restoration or rebuilding of the Leased Property pursuant to the terms of this Agreement, and, as a condition to any mortgage, lien or lease in respect of the Leased Property, and the subordination of this Agreement thereto, the mortgagee, lienholder or lessor, as applicable, shall expressly agree, for the benefit of Tenant, to make such payments, which agreement shall be embodied in an instrument in form reasonably satisfactory to Tenant.

         20.3 Notices. Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any Hotel Mortgagee which complies with Section
20.1 (which Notice shall be accompanied by a copy of the applicable mortgage or lease), no notice from Tenant to Landlord as to the Leased Property shall be effective unless and until a copy of the same is given to such Hotel Mortgagee at the address set forth in the above described Notice, and the curing of any of Landlord's defaults by such Hotel Mortgagee or ground lessor shall be treated as performance by Landlord.


                                   ARTICLE 21
                         ADDITIONAL COVENANTS OF TENANT

         21.1 Conduct of Business. Tenant shall not engage in any business other than the leasing and operation of the Collective Leased Properties and activities incidental thereto and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its existence and its rights and licenses necessary to conduct such business.

         21.2 Maintenance of Accounts and Records. Tenant shall keep and cause Manager to keep true records and books of account of Tenant and Manager, respectively, in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Tenant, Manager and the Hotel in accordance with GAAP. Provided Landlord shall give to Tenant and Manager, as applicable, at least ten (10) Business Days Notice of Landlord's desire to audit such accounts and records, Landlord, at its expense, shall have the right to audit such accounts and records during normal business hours. Not more than one (1) such audit shall be conducted within any twelve (12) month period. Landlord shall keep in confidence all information which it might gain or gather from the examination or audit of Tenant's and Manager's accounts and records, unless required to disclose such information pursuant to Applicable Laws. In addition, such auditors shall sign a confidentiality agreement reasonably acceptable to Tenant and Manager.

         21.3 Certain Debt Prohibited. Tenant shall not incur any Indebtedness except the following:

              (a) Indebtedness of Tenant to Landlord under this Agreement, to Franchisor under the Franchise Agreement, or to the Manager under the Management Agreement;

              (b) Indebtedness of Tenant in respect of the Liquidity Facility and Indebtedness of Tenant in respect of other loans, the proceeds of which are used to pay amounts owed under this Agreement, the Franchise Agreement and the Management Agreement, and which are by their terms expressly subordinate to the payment and performance of Tenant's obligations under this Agreement;

              (c) Indebtedness of Tenant for Impositions, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 8

              (d) Indebtedness of Tenant in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $750,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

              (e) unsecured borrowings of Tenant from its Affiliated Persons which are by their terms expressly subordinate to the payment and performance of Tenant's obligations under this Agreement;

              (f)   Indebtedness   for  purchase   money   financing  and  other
indebtedness incurred in the ordinary course of Tenant's business, including the leasing of personal property; or

              (g) Indebtedness of Tenant to Landlord under the Other Leases and any other Indebtedness permitted under Section 21.3 of such Other Leases.

         21.4 Special Purpose Entity Requirements. Following any transfer described in Section 16.1(b) Tenant shall comply with the following:

              (a) Tenant will be a special purpose entity, either a corporation, a limited partnership, or a limited liability company whose purpose will be limited to leasing and operating the Leased Property and the other Collective Leased Properties.

              (b) Tenant's organizational documents shall limit the ability to incur any Indebtedness except as permitted by Section 21.3.

              (c) Tenant's organizational documents will provide that the favorable vote of an independent director, shall be required for the following matters: (i) filing, or consenting to the filing of, a bankruptcy or insolvency petition or otherwise instituting insolvency proceedings; (ii) dissolution, liquidation, consolidation, merger or sale of all or substantially all of its controlling assets (unless such entity is merged or consolidated with, acquired by, or its assets are sold to, Crestline, Marriott or an Affiliated Person of Crestline or Marriott); (iii) engaging in any unrelated business activities; and
(iv) amending its organizational documents in a way that would change any of the requirements provided herein.

              (d) Tenant shall observe and maintain its business and affairs separate and independent of the business and affairs of any Affiliated Person of Tenant, including without limitation: (i) maintaining books and records separate from any Affiliated Person of Tenant; (ii) maintaining its accounts separate from any Affiliated Person of Tenant; (iii) not co-mingling its assets with those of any Affiliated Person of Tenant; (iv) conducting its own business in its own name; (v) not guaranteeing, or becoming obliged for, debts for any other Person or holding out its credit as being available to satisfy the obligations of any other Person (except to the extent of indemnities and other obligations, if any, arising under any Management Agreement or Franchise Agreement or credit arrangements for the Leased Property or arising in the ordinary course of its business); and (vi) using separate stationery, invoices and checks.

         21.5 Distributions, Payments to Affiliated Persons, Etc. Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default with respect to the payment of Rent shall have occurred and be continuing; provided, however, that Tenant may resume making such Distributions if (a) Landlord shall not commence, within ninety (90) days after Notice by Landlord to Tenant of the occurrence of any such Event of Default, to enforce its rights and remedies arising on account of such Event of Default with respect to the payment of Rent, and diligently pursue enforcement of such rights and remedies thereafter, and (b) no other Event of Default (i.e., an Event of Default arising from a cause other than the non-payment of Rent) has occurred as to which Landlord has commenced enforcing and is continuously and diligently pursuing the enforcement of its rights and remedies arising on account of any such Event of Default.

         21.6 Compliance with Franchise Agreement. Tenant shall substantially comply with all material terms and provisions of the Franchise Agreement (or any replacement thereof) to be complied with by Tenant, subject to Tenant's right to pursue all available remedies, at law and in equity, with respect to any alleged default by Tenant in the performance of its duties and obligations under the Franchise Agreement, or otherwise contest, in good faith and with due diligence, any such alleged default by Tenant. Unless required by Applicable Laws, Tenant shall not enter into any modifications or amendments of the Franchise Agreement, nor, except as otherwise expressly set forth in this Agreement or the Owner Agreement, terminate the same prior to the expiration thereof, without Landlord's prior written consent; nor shall Tenant enter into any replacement of the Franchise Agreement without Landlord's prior written consent. To the extent required by this Section 21.6, Landlord's consent shall not be unreasonably withheld or conditioned so long as any such modification, amendment, termination or replacement of the Franchise Agreement does not materially and adversely affect the duties and obligations of the parties thereunder.


                                   ARTICLE 22
                                  MISCELLANEOUS

         22.1 Limitation on Payment of Rent. All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under Applicable Laws, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount. This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

         22.2 No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         22.3 Remedies Cumulative. To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

         22.4 Severability. Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

         22.5 Acceptance of Surrender. No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

         22.6 No Merger of Title. It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly this Agreement or the leasehold estate created hereby and the fee estate or ground landlord's interest in the Leased Property.

         22.7 Conveyance by Landlord. If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms of this Agreement (specifically including Article 15) other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

         22.8 Quiet Enjoyment. Provided that no Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under Article 20 or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant's ability to operate the Hotel and (d) liens that have been consented to in writing by Tenant. Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant the right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.

         22.9 Memorandum of Lease. Neither Landlord nor Tenant shall record this Agreement. However, Landlord and Tenant shall promptly, upon the request of the other, enter into a short form memorandum of this Agreement, in form suitable for recording under the laws of the State in which reference to this Agreement, and all options contained herein, shall be made. All costs and expenses of recording such memorandum shall be payable as provided in the Purchase and Sale Agreement.

         22.10  Notices.

         1.2 (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

              (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

              (c) All such notices shall be addressed,

                  if to Landlord to:

                  CNL Hospitality Partners, LP
                  CNL Center at City Commons
                  450 South Orange Avenue
                  Orlando, FL  32801-3336
                  Attn:   Senior Vice President of Finance and Administration
                  [Telecopier No. (407) 650-1085]

                  with a copy to:

                  Lowndes Drosdick Doster Kantor and Reed, P.A.
                  215 North Eola Drive
                  P.O. Box 2809
                  Orlando, FL  32809
                  Attn:  Richard Fildes, Esq.
                  [Telecopier No. (407) 843-4444]

                  if to Tenant to:

                  CCCL Leasing LLC
                  c/o Crestline Capital Corporation
                  6600 Rockledge Drive
                  Suite 600
                  Bethesda, Maryland  20817
                  Attn:  General Counsel
                  [Telecopier No.  240/694-2040]

                  and

                  CCCL Leasing LLC
                  c/o Crestline Capital Corporation
                  6600 Rockledge Drive
                  Suite 600
                  Bethesda, Maryland  20817
                  Attn:  Treasurer
                  [Telecopier No.  260/694-2286]

              (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         22.11 Construction; Nonrecourse. Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by all the parties thereto. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition. Time is of the essence with respect to the exercise of any rights of Tenant or Landlord under this Agreement. Except as otherwise set forth in this Agreement, any obligations arising prior to the expiration or sooner termination of this Agreement of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement; provided, however, that each party shall be required to give the other Notice of any such surviving and unsatisfied obligations within one year after the expiration or sooner termination of this Agreement. Nothing contained in this Agreement shall be construed to create or impose any liabilities or obligations and no such liabilities or obligations shall be imposed on any of the shareholders, beneficial owners, direct or indirect, officers, directors, trustees, employees or agents of Landlord or Tenant for the payment or performance of the obligations or liabilities of Landlord or Tenant hereunder. Further, in the event Landlord shall be in default under this Agreement, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Landlord in the Leased Property and the Collective Leased Properties; provided, however, that nothing herein shall be construed or operate to affect or diminish in any way whatsoever the liability of (a) CHLP and/or CHP under the CHLP and CHP Guaranty for such deficiency and/or the full performance of Landlord's obligations under this Agreement, (b) Crestline under the Crestline Guaranty or (c) Crestline under the Membership Interest Pledge Agreement.

         22.12 Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

         22.13 Applicable Law, Etc. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State applicable to contracts between residents of the State which are to be performed entirely within the State, regardless of (a) where this Agreement is executed or delivered; or (b) where any payment or other performance required by this Agreement is made or required to be made; or (c) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or
(d) where any action or other proceeding is instituted or pending; or (e) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (f) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State; or (g) any combination of the foregoing.

              To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         22.14 Right to Make Agreement. Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

         22.15    Disclosure of Information.

              (a) Any Proprietary Information obtained by Landlord with respect to Tenant pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be used, subject to confidentiality safeguards mutually acceptable to Landlord and Tenant, in any litigation between the parties and except further that, subject to the terms of
Section 22.16, Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct and obtain the agreement of such lenders to maintain such information as confidential.

              (b) The parties hereto agree that the matters set forth in this Agreement and any revenue, expense, net profit, room rate and occupancy information provided on a hotel by hotel basis are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any Person that is not an Affiliated Person as to any party (including the press) other than the Manager, Franchisor or any other Affiliated Person of Marriott, without the prior written consent of the other party, except as may be required by law and as may be reasonably necessary to obtain licenses, permits and other public approvals necessary for the refurbishment or operation of the Hotel, or, subject to the restrictions of Section 22.15(c) relative to the contents of any Prospectus, in connection with a Landlord financing, a sale of the Hotel, a transfer of the Leased Property by Tenant, or a sale of an interest in Landlord or Tenant.

              (c) No  reference  to Tenant,  Manager or any of their  Affiliated
Persons will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively, the "Prospectus"), issued by Landlord or any of its Affiliated Persons, which is designed to interest potential investors in the Hotel, unless Tenant or Manager, as applicable, has previously received a copy of all such references. Regardless of whether Tenant or Manager so receives a copy of the Prospectus, neither Tenant, Manager nor their Affiliated Persons will be deemed a sponsor of the offering described in the Prospectus, nor will they have any responsibility for the Prospectus, and the Prospectus will so state. Unless Tenant or Manager agrees in advance, the Prospectus will not include any trademark, symbols, logos or designs of Tenant, Manager or any of their Affiliated Persons. Landlord shall indemnify, defend and hold Tenant, Manager and their Affiliated Persons harmless from and against all loss, costs, liability and damage (including reasonable attorneys' fees and expenses, and all cost of litigation) arising out of any Prospectus or the offering described therein; and this obligation of Landlord shall survive termination of this Agreement.

              (d) The  obligations  of Tenant  and  Landlord  contained  in this
Section 22.15 shall survive the expiration or earlier termination of this Agreement.

         22.16 Computer Software. Any computer software (including upgrades and replacements) at the Hotel owned by Tenant, Manager or any of their Affiliated Persons, or the licensor of any of them is proprietary to Tenant, Manager or any of their Affiliated Persons, or the licensor of any of them and shall in all events remain the exclusive property of Tenant, Manager or any of their Affiliated Persons or the licensor of any of them, as the case may be, and nothing contained in this Agreement shall confer on Landlord the right to use any of such software. Tenant shall have the right to remove from the Hotel without compensation to Landlord any computer software (including upgrades and replacements), including, without limitation, the system software, owned by Tenant, Manager or any of their Affiliated Persons or the licensor of any of them. Further, upon termination of this Agreement, Tenant shall be entitled to remove from the Hotel without compensation to Landlord any computer equipment utilized as part of a centralized reservation system or owned by a party other than the Landlord.

         22.17 Competing Facilities. Neither this Agreement nor anything implied by the relationship between Landlord and Tenant shall prohibit Tenant or its Manager, or any of their Affiliated Persons, from constructing, operating, promoting, and/or authorizing others to construct, operate, or promote one or more hotels (including without limitation Marriott Hotels, Marriott Resorts, Marriott Suites Hotels, Ritz Carlton Hotels, Courtyard by Marriott Hotels, Fairfield Inns, Fairfield Suites, SpringHill Suites Hotels, TownePlace Suites by Marriott), or any other lodging concepts, time share facilities, restaurants or other business operations of any type, at any location, including a location proximate to the Land. Landlord acknowledges, accepts and agrees further that Tenant, Manager and their Affiliated Persons retain the right, from time to time, to construct or operate, or both, or promote or acquire, or authorize or otherwise license others to construct or operate, or both, or promote or acquire any hotels, lodging concepts or products, restaurants or other business operations of any type whatsoever, including, but not by way of limitation, those listed above, at any location including one or more sites which may be adjacent, adjoining or proximate to the Land, which business operations may be in direct competition with the Leased Improvements and that any such exercise may adversely affect the operation of the Leased Improvements.

                   [Signatures appear on the following page.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.


                                LANDLORD:

                                CNL HOSPITALITY PARTNERS, LP,
                                a Delaware limited partnership

                                By:      CNL Hospitality GP Corp.,
                                         a Delaware corporation
                                         its General Partner

                                By:  /s/ C. Brian Strickland
                                         C. Brian Strickland
                                As:      Senior Vice President of Finance
                                         and Administration

                                TENANT:

                                         CCCL LEASING LLC,
                                         a Delaware limited liability company

                                         By:   /s/ Larry K. Harvey
                                         Name: Larry K. Harvey
                                         Title:   Vice President